CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium-Term Notes, Series A	$118,000,000	$6,584.40

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Pricing Supplement	Filed Pursuant to Rule 424(b)(2)
(To the Prospectus dated February 10, 2009, and	Registration No. 333-145845
the Prospectus Supplement dated September 14, 2009)
October 27, 2009

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: October 30, 2009

•	Initial valuation date: October 27, 2009‡‡

•	Final valuation date: April 27, 2010‡‡

•	Maturity date: April 30, 2010‡‡‡

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 1.01%

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A (the “Program”) by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”). The Program is rated AA - by S&P. This rating does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked). As announced in June 2009, Moody’s Investors Services (“Moody’s”) no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. Due to this policy change, the Notes will not be rated by Moody’s; however, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. These ratings are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

‡‡	If such day is not a scheduled trading day, then the initial valuation date or the final valuation date, as applicable, will be the next succeeding scheduled trading day.
‡‡‡

If the final valuation date is postponed because it is not a scheduled trading day, then the maturity date will be postponed so that the number of business days between the final valuation date (as postponed) and the maturity date (as postponed) remains the same.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Alcoa Inc.	$12.81	PS-10	AA	$4,000,000	10.00%	70.0%	98.375%	$3,935,000	1.625%	$65,000	E-3700	06739JF32/ US06739JF320
Arch Coal, Inc.	$23.17	PS-12	ACI	$2,000,000	13.50%	70.0%	98.375%	$1,967,500	1.625%	$32,500	E-3701	06739JF40/ US06739JF403
The AES Corporation	$13.74	PS-14	AES	$2,000,000	11.50%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-3702	06739JF57/ US06739JF577
AK Steel Holding Corporation	$17.18	PS-16	AKS	$3,000,000	15.00%	65.0%	98.375%	$2,951,250	1.625%	$48,750	E-3703	06739JF65/ US06739JF650
Anadarko Petroleum Corporation	$63.71	PS-18	APC	$3,000,000	9.00%	75.0%	98.375%	$2,951,250	1.625%	$48,750	E-3704	06739JF73/ US06739JF734
Allegheny Technologies Incorporated	$31.28	PS-20	ATI	$2,000,000	16.50%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-3705	06739JF81/ US06739JF817
ATP Oil & Gas Corporation	$18.88	PS-22	ATPG	$2,000,000	20.00%	60.0%	98.375%	$1,967,500	1.625%	$32,500	E-3706	06739JF99/ US06739JF999
Yamana Gold, Inc.	$11.29	PS-24	AUY	$2,000,000	14.00%	70.0%	98.375%	$1,967,500	1.625%	$32,500	E-3707	06739JG23/ US06739JG237
Peabody Energy Corporation	$42.18	PS-26	BTU	$3,000,000	13.00%	75.0%	98.375%	$2,951,250	1.625%	$48,750	E-3708	06739JG31/ US06739JG310
Caterpillar Inc.	$56.69	PS-28	CAT	$5,000,000	11.00%	75.0%	98.375%	$4,918,750	1.625%	$81,250	E-3709	06739JG49/ US06739JG492
Chicago Bridge & Iron Company N.V.	$19.17	PS-30	CBI	$2,000,000	12.75%	70.0%	98.375%	$1,967,500	1.625%	$32,500	E-3710	06739JG56/ US06739JG567
CBS Corporation	$12.44	PS-32	CBS	$2,000,000	14.50%	65.0%	98.375%	$1,967,500	1.625%	$32,500	E-3711	06739JG64/ US06739JG641
Chesapeake Energy Corporation	$26.34	PS-34	CHK	$3,000,000	14.75%	75.0%	98.375%	$2,951,250	1.625%	$48,750	E-3712	06739JG72/ US06739JG724
Deere & Company	$46.92	PS-36	DE	$4,000,000	9.50%	75.0%	98.375%	$3,935,000	1.625%	$65,000	E-3713	06739JG80/ US06739JG807
The Dow Chemical Company	$24.85	PS-38	DOW	$3,000,000	11.00%	70.0%	98.375%	$2,951,250	1.625%	$48,750	E-3714	06739JG98/ US06739JG989
DryShips Inc.	$6.37	PS-40	DRYS	$3,000,000	20.00%	60.0%	98.375%	$2,951,250	1.625%	$48,750	E-3715	06739JH22/ US06739JH227
Eldorado Gold Corp.	$11.19	PS-42	EGO	$2,000,000	18.50%	70.0%	98.375%	$1,967,500	1.625%	$32,500	E-3716	06739JH30/ US06739JH300
Ford Motor Company	$7.33	PS-44	F	$3,500,000	16.50%	70.0%	98.375%	$3,443,125	1.625%	$56,875	E-3717	06739JH48/ US06739JH482
First Solar, Inc.	$150.22	PS-46	FSLR	$3,500,000	15.00%	70.0%	98.375%	$3,443,125	1.625%	$56,875	E-3718	06739JH55/ US06739JH557
Forest Oil Corporation	$21.57	PS-48	FST	$1,000,000	14.50%	70.0%	98.375%	$983,750	1.625%	$16,250	E-3719	06739JH63/ US06739JH631
Frontier Oil Corporation	$15.02	PS-50	FTO	$2,000,000	12.75%	70.0%	98.375%	$1,967,500	1.625%	$32,500	E-3720	06739JH71/ US06739JH714
Goldcorp Inc.	$37.77	PS-52	GG	$3,000,000	12.00%	75.0%	98.375%	$2,951,250	1.625%	$48,750	E-3721	06739JH89/ US06739JH896
Garmin Ltd.	$37.78	PS-54	GRMN	$2,000,000	11.25%	70.0%	98.375%	$1,967,500	1.625%	$32,500	E-3722	06739JH97/ US06739JH979
The Goodyear Tire & Rubber Company	$16.74	PS-56	GT	$1,000,000	14.00%	70.0%	98.375%	$983,750	1.625%	$16,250	E-3723	06739JJ20/ US06739JJ207
The Hartford Financial Services Group, Inc.	$24.09	PS-58	HIG	$3,000,000	18.50%	65.0%	98.375%	$2,951,250	1.625%	$48,750	E-3724	06739JJ38/ US06739JJ389
Harley-Davidson, Inc.	$26.33	PS-60	HOG	$2,000,000	13.00%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-3725	06739JJ46/ US06739JJ462
International Paper Co.	$22.63	PS-62	IP	$2,000,000	11.50%	70.0%	98.375%	$1,967,500	1.625%	$32,500	E-3726	06739JJ53/ US06739JJ538
J.C. Penney Company, Inc.	$33.91	PS-64	JCP	$2,000,000	11.00%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-3727	06739JJ61/ US06739JJ611
Joy Global Inc.	$53.52	PS-66	JOYG	$2,000,000	14.00%	70.0%	98.375%	$1,967,500	1.625%	$32,500	E-3728	06739JJ79/ US06739JJ793
Lincoln National Corp.	$23.56	PS-68	LNC	$2,000,000	16.00%	70.0%	98.375%	$1,967,500	1.625%	$32,500	E-3729	06739JJ87/ US06739JJ876
MetLife, Inc.	$34.97	PS-70	MET	$2,000,000	12.00%	70.0%	98.375%	$1,967,500	1.625%	$32,500	E-3730	06739JJ95/ US06739JJ959
The Mosaic Company	$49.09	PS-72	MOS	$2,000,000	11.50%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-3731	06739JK28/ US06739JK288
Nokia Corporation	$13.02	PS-74	NOK	$2,000,000	10.25%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-3732	06739JK36/ US06739JK361
National Oilwell Varco, Inc.	$43.08	PS-76	NOV	$2,000,000	12.00%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-3733	06739JK44/ US06739JK445
NVIDIA Corporation	$12.54	PS-78	NVDA	$2,000,000	13.00%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-3734	06739JK51/ US06739JK510
Palm, Inc.	$13.38	PS-80	PALM	$2,000,000	20.00%	65.0%	98.375%	$1,967,500	1.625%	$32,500	E-3735	06739JK69/ US06739JK692
Patterson-UTI Energy, Inc.	$16.33	PS-82	PTEN	$1,000,000	13.00%	70.0%	98.375%	$983,750	1.625%	$16,250	E-3736	06739JK77/ US06739JK775
Plains Exploration & Production Company	$28.41	PS-84	PXP	$1,000,000	12.00%	70.0%	98.375%	$983,750	1.625%	$16,250	E-3737	06739JK85/ US06739JK858
Research In Motion Limited	$63.75	PS-86	RIMM	$4,000,000	11.00%	75.0%	98.375%	$3,935,000	1.625%	$65,000	E-3738	06739JK93/ US06739JK932
Schlumberger N.V. (Schlumberger Limited)	$64.93	PS-88	SLB	$3,000,000	9.50%	80.0%	98.375%	$2,951,250	1.625%	$48,750	E-3739	06739JL27/ US06739JL278
Silver Wheaton Corp.	$12.92	PS-90	SLW	$2,000,000	16.75%	65.0%	98.375%	$1,967,500	1.625%	$32,500	E-3740	06739JL35/ US06739JL351
Southwestern Energy Company	$46.78	PS-92	SWN	$2,000,000	12.00%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-3741	06739JL43/ US06739JL435
TCF Financial Corporation	$12.57	PS-94	TCB	$3,000,000	10.00%	70.0%	98.375%	$2,951,250	1.625%	$48,750	E-3742	06739JL50/ US06739JL500
Terex Corporation	$22.39	PS-96	TEX	$2,000,000	15.50%	70.0%	98.375%	$1,967,500	1.625%	$32,500	E-3743	06739JL68/ US06739JL682
Tesoro Corporation	$15.52	PS-98	TSO	$2,000,000	12.25%	70.0%	98.375%	$1,967,500	1.625%	$32,500	E-3744	06739JL76/ US06739JL765
UnitedHealth Group Incorporated	$26.50	PS-100	UNH	$2,000,000	10.00%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-3745	06739JL84/ US06739JL849
Whole Foods Markets, Inc.	$33.39	PS-102	WFMI	$2,000,000	12.00%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-3746	06739JL92/ US06739JL922
Weatherford International Ltd.	$18.87	PS-104	WFT	$3,000,000	12.00%	75.0%	98.375%	$2,951,250	1.625%	$48,750	E-3747	06739JM26/ US06739JM268
United States Steel Corporation	$37.41	PS-106	X	$3,000,000	14.75%	70.0%	98.375%	$2,951,250	1.625%	$48,750	E-3748	06739JM34/ US06739JM342

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to 1.625% of the principal amount of the notes, or $16.25 per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

See “Risk Factors” in this pricing supplement and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February 10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated September 14, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509190954/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc (“S&P”). The Program is rated AA - by S&P. This rating does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked). An AA- rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. As announced in June 2009, Moody’s Investors Services (“Moody’s”) no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. Due to this policy change, the Notes will not be rated by Moody’s; however, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. An Aa3 rating by Moody’s indicates that the rated securities are currently judged by Moody’s to be obligations of high quality and are subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency and is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special "constructive ownership rules" of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00% assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the Notes at the price specified on the cover of this pricing supplement. The Agent is committed to take and pay for all of the Notes, if any are taken.

Alcoa Inc.

According to publicly available information, Alcoa Inc. (the “Company”) is a producer of primary aluminum, fabricated aluminum, and alumina, and is active in technology, mining, refining, smelting, fabricating, and recycling. Aluminum and alumina represent approximately three-fourths of the Company’s revenues. Non-aluminum products include precision castings, industrial fasteners, consumer products, food service and flexible packaging products, plastic closures, and electrical distribution systems for cars and trucks. The Company’s products are used worldwide in aircraft, automobiles, commercial transportation, packaging, consumer products, building and construction, and industrial applications.

The Company is global, operating in 35 countries as at December 31, 2008. North America is the largest market with 54% of the Company’s revenues. Europe is also a significant market with 26% of the company’s revenues. The Company’s operations consist of five worldwide segments: Alumina, Primary Metals, Flat-Rolled Products, Engineered Solutions, and Packaging and Consumer. The Consumer segment no longer contains any operations as the businesses within this segment were divested during 2008.

The linked share’s SEC file number is 01-03610.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$38.92	$26.29	$38.00
March 31, 2004	$39.20	$32.63	$34.69
June 30, 2004	$36.56	$28.53	$33.03
September 30, 2004	$33.68	$29.51	$33.59
December 31, 2004	$34.98	$30.65	$31.42
March 31, 2005	$32.29	$28.30	$30.39
June 30, 2005	$31.79	$25.92	$26.13
September 30, 2005	$29.98	$23.99	$24.42
December 30, 2005	$29.84	$22.29	$29.57
March 31, 2006	$32.19	$28.39	$30.56
June 30, 2006	$36.96	$28.55	$32.36
September 29, 2006	$34.00	$26.60	$28.04
December 29, 2006	$31.30	$26.39	$30.01
March 30, 2007	$36.05	$28.09	$33.90
June 29, 2007	$42.90	$33.63	$40.53
September 28, 2007	$48.77	$30.25	$39.12
December 31, 2007	$40.70	$33.22	$36.55
March 31, 2008	$39.67	$26.69	$36.06
June 30, 2008	$44.76	$33.65	$35.62
September 30, 2008	$35.66	$21.03	$22.58
December 31, 2008	$22.30	$6.82	$11.26
March 31, 2009	$12.44	$4.98	$7.34
June 30, 2009	$12.38	$7.04	$10.33
September 30, 2009	$14.84	$8.96	$13.12
October 27, 2009*	$15.10	$12.51	$12.81

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AA

Initial price: $12.81

Protection level: 70.00%

Protection price: $8.97

Physical delivery amount: 78 ($1,000/Initial price)

Fractional shares: 0.064012

Coupon: 10.00% per annum

Maturity: April 30, 2010

Dividend yield: 3.12% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		101.56%
+ 90%	5.00%		91.56%
+ 80%	5.00%		81.56%
+ 70%	5.00%		71.56%
+ 60%	5.00%		61.56%
+ 50%	5.00%		51.56%
+ 40%	5.00%		41.56%
+ 30%	5.00%		31.56%
+ 20%	5.00%		21.56%
+ 10%	5.00%		11.56%
+ 5%	5.00%		6.56%

0%	5.00%		1.56%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-3.44%
- 10%	5.00%	-5.00%	-8.44%
- 20%	5.00%	-15.00%	-18.44%
- 30%	5.00%	-25.00%	-28.44%
- 40%	N/A	-35.00%	-38.44%
- 50%	N/A	-45.00%	-48.44%
- 60%	N/A	-55.00%	-58.44%
- 70%	N/A	-65.00%	-68.44%
- 80%	N/A	-75.00%	-78.44%
- 90%	N/A	-85.00%	-88.44%
- 100%	N/A	-95.00%	-98.44%

Arch Coal, Inc.

According to publicly available information, Arch Coal, Inc. (the “Company”) is one of the largest coal producers in the United States. At December 31, 2008, the company operated 20 active mines located in each of the major low-sulfur coal-producing regions of the United States. The Company sells substantially all of its coal to power plants, steel mills and industrial facilities. For the year ended December 31, 2008, the Company sold approximately 139.6 million tons of coal, including approximately 8.6 million tons of coal purchased from third parties, fueling approximately 6% of all electricity generated in the United States. The locations of its mines enable the Company to ship coal to most of the major coal-fueled power plants in the United States.

The Company was organized in Delaware in 1969 as Arch Mineral Corporation.

The linked share’s SEC file number is 1-13105.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$16.10	$11.03	$15.59
March 31, 2004	$16.45	$13.10	$15.70
June 30, 2004	$18.50	$13.87	$18.30
September 30, 2004	$18.43	$15.05	$17.75
December 31, 2004	$19.50	$15.93	$17.77
March 31, 2005	$23.77	$16.60	$21.51
June 30, 2005	$27.88	$20.15	$27.24
September 30, 2005	$34.93	$25.65	$33.75
December 30, 2005	$41.10	$30.50	$39.75
March 31, 2006	$44.15	$34.31	$37.97
June 30, 2006	$56.45	$37.11	$42.37
September 29, 2006	$44.13	$25.88	$28.91
December 29, 2006	$37.02	$25.85	$30.03
March 30, 2007	$33.79	$27.18	$30.69
June 29, 2007	$42.08	$30.33	$34.80
September 28, 2007	$37.00	$27.76	$33.74
December 31, 2007	$45.21	$32.99	$44.93
March 31, 2008	$56.14	$32.98	$43.50
June 30, 2008	$77.38	$41.25	$75.03
September 30, 2008	$75.37	$27.91	$32.89
December 31, 2008	$32.58	$10.43	$16.29
March 31, 2009	$20.62	$11.77	$13.37
June 30, 2009	$19.94	$12.53	$15.37
September 30, 2009	$24.00	$13.01	$22.13
October 27, 2009*	$25.86	$20.07	$23.17

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ACI

Initial price: $23.17

Protection level: 70.00%

Protection price: $16.22

Physical delivery amount: 43 ($1,000/Initial price)

Fractional shares: 0.159258

Coupon: 13.50% per annum

Maturity: April 30, 2010

Dividend yield: 1.55% per annum

Coupon amount per monthly: $11.25

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.75%		100.78%
+ 90%	6.75%		90.78%
+ 80%	6.75%		80.78%
+ 70%	6.75%		70.78%
+ 60%	6.75%		60.78%
+ 50%	6.75%		50.78%
+ 40%	6.75%		40.78%
+ 30%	6.75%		30.78%
+ 20%	6.75%		20.78%
+ 10%	6.75%		10.78%
+ 5%	6.75%		5.78%

0%	6.75%		0.78%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.75%	1.75%	-4.22%
- 10%	6.75%	-3.25%	-9.22%
- 20%	6.75%	-13.25%	-19.22%
- 30%	6.75%	-23.25%	-29.22%
- 40%	N/A	-33.25%	-39.22%
- 50%	N/A	-43.25%	-49.22%
- 60%	N/A	-53.25%	-59.22%
- 70%	N/A	-63.25%	-69.22%
- 80%	N/A	-73.25%	-79.22%
- 90%	N/A	-83.25%	-89.22%
- 100%	N/A	-93.25%	-99.22%

The AES Corporation

According to publicly available information, The AES Corporation (the “Company”) is a global power holding company incorporated in Delaware in 1981. Through its subsidiaries, the Company operates a portfolio of electricity generation and distribution businesses and investments on five continents and in 29 countries as of December 31, 2008. The Company operates two types of businesses. The first is the Generation business, where the Company owns and/or operates power plants to generate and sell power to wholesale customers such as utilities or other intermediaries. The second is the Utilities business, where the Company owns and/or operates utilities to distribute, transmit and sell electricity to end-user customers in the residential, commercial, industrial and governmental sectors in a defined service area. In addition to its traditional generation and distribution operations, the Company is also developing an alternative energy business that includes strategic initiatives such as wind generation and climate solutions.

The linked share’s SEC file number is 001-12291.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$9.50	$7.42	$9.44
March 31, 2004	$10.85	$7.65	$8.53
June 30, 2004	$10.24	$7.56	$9.93
September 30, 2004	$10.66	$9.09	$9.99
December 31, 2004	$13.71	$10.00	$13.67
March 31, 2005	$17.96	$12.68	$16.38
June 30, 2005	$17.55	$13.00	$16.38
September 30, 2005	$16.75	$14.64	$16.43
December 30, 2005	$17.25	$14.81	$15.83
March 31, 2006	$18.88	$15.63	$17.06
June 30, 2006	$18.85	$16.15	$18.45
September 29, 2006	$21.47	$18.25	$20.39
December 29, 2006	$23.85	$20.02	$22.04
March 30, 2007	$23.00	$19.44	$21.52
June 29, 2007	$24.24	$20.54	$21.88
September 28, 2007	$23.39	$16.69	$20.04
December 31, 2007	$23.09	$19.78	$21.39
March 31, 2008	$22.48	$15.72	$16.67
June 30, 2008	$20.46	$16.68	$19.21
September 30, 2008	$19.50	$10.91	$11.69
December 31, 2008	$11.67	$5.80	$8.24
March 31, 2009	$9.48	$4.80	$5.81
June 30, 2009	$11.62	$5.62	$11.61
September 30, 2009	$15.33	$10.67	$14.82
October 27, 2009*	$15.44	$13.38	$13.74

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AES

Initial price: $13.74

Protection level: 75.00%

Protection price: $10.31

Physical delivery amount: 72 ($1,000/Initial price)

Fractional shares: 0.780204

Coupon: 11.50% per annum

Maturity: April 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.00%
+ 90%	5.75%		90.00%
+ 80%	5.75%		80.00%
+ 70%	5.75%		70.00%
+ 60%	5.75%		60.00%
+ 50%	5.75%		50.00%
+ 40%	5.75%		40.00%
+ 30%	5.75%		30.00%
+ 20%	5.75%		20.00%
+ 10%	5.75%		10.00%
+ 5%	5.75%		5.00%

0%	5.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-5.00%
- 10%	5.75%	-4.25%	-10.00%
- 20%	5.75%	-14.25%	-20.00%
- 30%	N/A	-24.25%	-30.00%
- 40%	N/A	-34.25%	-40.00%
- 50%	N/A	-44.25%	-50.00%
- 60%	N/A	-54.25%	-60.00%
- 70%	N/A	-64.25%	-70.00%
- 80%	N/A	-74.25%	-80.00%
- 90%	N/A	-84.25%	-90.00%
- 100%	N/A	-94.25%	-100.00%

AK Steel Holding Corporation

According to publicly available information, AK Steel Holding Corporation (the “Company”) is a corporation formed under the laws of Delaware in 1993 and is the successor through merger to Armco Inc., which was formed in 1900. The company is a fully-integrated producer of flat-rolled carbon, stainless and electrical steels and tubular products through its wholly-owned subsidiary, AK Steel Corporation.

As at December 31, 2008, the Company’s operations consist of seven steelmaking and finishing plants located in Indiana, Kentucky, Ohio and Pennsylvania that produce flat-rolled carbon steels, including premium quality coated, cold-rolled and hot-rolled products, and specialty stainless and electrical steels that are sold in slab, hot band, and sheet and strip form. The Company’s operations also include AK Tube LLC, which further finishes flat-rolled carbon and stainless steel at two tube plants located in Ohio and Indiana into welded steel tubing used in the automotive, large truck and construction markets. In addition, the Company’s operations include European trading companies that buy and sell steel, steel products and other materials.

The linked share’s SEC file number is 1-13696.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$5.70	$1.80	$5.10
March 31, 2004	$6.39	$4.10	$5.87
June 30, 2004	$6.87	$3.65	$5.27
September 30, 2004	$8.35	$5.01	$8.16
December 31, 2004	$15.96	$8.19	$14.47
March 31, 2005	$18.22	$10.51	$11.06
June 30, 2005	$11.50	$6.23	$6.41
September 30, 2005	$9.79	$6.32	$8.57
December 30, 2005	$9.00	$6.29	$7.95
March 31, 2006	$15.45	$7.60	$15.00
June 30, 2006	$15.94	$11.11	$13.83
September 29, 2006	$14.33	$11.57	$12.14
December 29, 2006	$17.31	$11.62	$16.90
March 30, 2007	$23.94	$16.13	$23.39
June 29, 2007	$38.52	$23.49	$37.37
September 28, 2007	$44.97	$27.90	$43.95
December 31, 2007	$53.97	$39.13	$46.24
March 31, 2008	$57.19	$34.20	$54.42
June 30, 2008	$73.07	$54.21	$69.00
September 30, 2008	$67.35	$22.54	$25.92
December 31, 2008	$25.29	$5.20	$9.32
March 31, 2009	$13.07	$5.40	$7.12
June 30, 2009	$21.70	$6.81	$19.19
September 30, 2009	$24.27	$14.77	$19.73
October 27, 2009*	$21.74	$16.96	$17.18

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AKS

Initial price: $17.18

Protection level: 65.00%

Protection price: $11.17

Physical delivery amount: 58 ($1,000/Initial price)

Fractional shares: 0.207218

Coupon: 15.00% per annum

Maturity: April 30, 2010

Dividend yield: 1.16% per annum

Coupon amount per monthly: $12.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.50%		100.58%
+ 90%	7.50%		90.58%
+ 80%	7.50%		80.58%
+ 70%	7.50%		70.58%
+ 60%	7.50%		60.58%
+ 50%	7.50%		50.58%
+ 40%	7.50%		40.58%
+ 30%	7.50%		30.58%
+ 20%	7.50%		20.58%
+ 10%	7.50%		10.58%
+ 5%	7.50%		5.58%

0%	7.50%		0.58%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.50%	2.50%	-4.42%
- 10%	7.50%	-2.50%	-9.42%
- 20%	7.50%	-12.50%	-19.42%
- 30%	7.50%	-22.50%	-29.42%
- 40%	N/A	-32.50%	-39.42%
- 50%	N/A	-42.50%	-49.42%
- 60%	N/A	-52.50%	-59.42%
- 70%	N/A	-62.50%	-69.42%
- 80%	N/A	-72.50%	-79.42%
- 90%	N/A	-82.50%	-89.42%
- 100%	N/A	-92.50%	-99.42%

Anadarko Petroleum Corporation

According to publicly available information, Anadarko Petroleum Corporation (the “Company”) is an independent oil and gas exploration and production company with 2.28 billion barrels of oil equivalent (BOE) of proved reserves as of December 31, 2008. The Company’s major areas of operation are located onshore in the United States, the deepwater of the Gulf of Mexico and Algeria. The Company also has production in China and a development project in Brazil and is executing strategic exploration programs in several other countries. The Company actively markets natural gas, oil and natural gas liquids and owns and operates gas gathering and processing systems. In addition, the Company has hard minerals properties that contribute operating income through non-operated joint ventures and royalty arrangements in several coal, trona (natural soda ash) and industrial mineral mines located on lands within and adjacent to its Land Grant holdings. The Land Grant is an 8 million acre strip running through portions of Colorado, Wyoming and Utah where the Company owns most of its fee mineral rights.

The linked share’s SEC file number is 1-8968.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$25.86	$20.42	$25.51
March 31, 2004	$26.98	$24.00	$25.93
June 30, 2004	$30.00	$25.38	$29.30
September 30, 2004	$33.72	$27.76	$33.18
December 31, 2004	$35.78	$32.03	$32.41
March 31, 2005	$40.91	$30.01	$38.05
June 30, 2005	$42.42	$33.88	$41.08
September 30, 2005	$49.49	$41.26	$47.88
December 30, 2005	$50.71	$41.90	$47.38
March 31, 2006	$55.08	$46.43	$50.51
June 30, 2006	$56.98	$42.40	$47.69
September 29, 2006	$50.67	$40.40	$43.83
December 29, 2006	$50.50	$39.51	$43.52
March 30, 2007	$44.49	$38.40	$42.98
June 29, 2007	$55.82	$43.00	$51.99
September 28, 2007	$54.96	$45.47	$53.75
December 31, 2007	$68.00	$53.16	$65.69
March 31, 2008	$67.63	$50.92	$63.03
June 30, 2008	$81.36	$61.35	$74.84
September 30, 2008	$75.90	$43.27	$48.51
December 31, 2008	$49.64	$24.57	$38.55
March 31, 2009	$44.00	$30.89	$38.89
June 30, 2009	$52.37	$37.85	$45.39
September 30, 2009	$66.21	$40.28	$62.73
October 27, 2009*	$69.37	$58.17	$63.71

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: APC

Initial price: $63.71

Protection level: 75.00%

Protection price: $47.78

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.696123

Coupon: 9.00% per annum

Maturity: April 30, 2010

Dividend yield: 0.57% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.29%
+ 90%	4.50%		90.29%
+ 80%	4.50%		80.29%
+ 70%	4.50%		70.29%
+ 60%	4.50%		60.29%
+ 50%	4.50%		50.29%
+ 40%	4.50%		40.29%
+ 30%	4.50%		30.29%
+ 20%	4.50%		20.29%
+ 10%	4.50%		10.29%
+ 5%	4.50%		5.29%

0%	4.50%		0.29%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-4.71%
- 10%	4.50%	-5.50%	-9.71%
- 20%	4.50%	-15.50%	-19.71%
- 30%	N/A	-25.50%	-29.71%
- 40%	N/A	-35.50%	-39.71%
- 50%	N/A	-45.50%	-49.71%
- 60%	N/A	-55.50%	-59.71%
- 70%	N/A	-65.50%	-69.71%
- 80%	N/A	-75.50%	-79.71%
- 90%	N/A	-85.50%	-89.71%
- 100%	N/A	-95.50%	-99.71%

Allegheny Technologies Incorporated

According to publicly available information, Allegheny Technologies Incorporated (the “Company”) offers a wide range of specialty metals solutions. As of December 31, 2008, the Company’s products include titanium and titanium alloys, nickel-based alloys and superalloys, zirconium, hafnium and niobium, stainless and specialty steel alloys, grain-oriented electrical steel, tungsten-based materials and cutting tools, carbon alloy impression die forgings, and large grey and ductile iron castings. The Company’s specialty metals are produced in a wide range of alloys and product forms and are selected for use in environments that demand metals having exceptional hardness, toughness, strength, resistance to heat, corrosion or abrasion, or a combination of these characteristics. The Company is a Delaware corporation with its principal executive offices located at 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222-5479.

The linked share’s SEC file number is 001-12001.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$13.90	$6.55	$13.22
March 31, 2004	$13.94	$8.64	$12.10
June 30, 2004	$18.40	$9.17	$18.05
September 30, 2004	$20.50	$16.53	$18.25
December 31, 2004	$23.48	$14.22	$21.67
March 31, 2005	$26.33	$17.30	$24.11
June 30, 2005	$26.39	$19.21	$22.06
September 30, 2005	$31.38	$21.65	$30.98
December 30, 2005	$36.66	$26.12	$36.08
March 31, 2006	$62.23	$35.48	$61.18
June 30, 2006	$87.50	$54.80	$69.24
September 29, 2006	$70.38	$55.00	$62.19
December 29, 2006	$98.65	$59.84	$90.68
March 30, 2007	$110.00	$85.10	$106.69
June 29, 2007	$119.65	$99.17	$104.88
September 28, 2007	$116.25	$80.00	$109.95
December 31, 2007	$115.51	$82.59	$86.40
March 31, 2008	$87.32	$59.02	$71.36
June 30, 2008	$84.95	$58.40	$59.28
September 30, 2008	$58.75	$26.65	$29.55
December 31, 2008	$29.74	$15.00	$25.53
March 31, 2009	$31.82	$16.92	$21.93
June 30, 2009	$44.07	$21.22	$34.93
September 30, 2009	$36.94	$25.80	$34.99
October 27, 2009*	$39.62	$31.17	$31.28

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ATI

Initial price: $31.28

Protection level: 75.00%

Protection price: $23.46

Physical delivery amount: 31 ($1,000/Initial price)

Fractional shares: 0.969309

Coupon: 16.50% per annum

Maturity: April 30, 2010

Dividend yield: 2.30% per annum

Coupon amount per monthly: $13.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.25%		101.15%
+ 90%	8.25%		91.15%
+ 80%	8.25%		81.15%
+ 70%	8.25%		71.15%
+ 60%	8.25%		61.15%
+ 50%	8.25%		51.15%
+ 40%	8.25%		41.15%
+ 30%	8.25%		31.15%
+ 20%	8.25%		21.15%
+ 10%	8.25%		11.15%
+ 5%	8.25%		6.15%

0%	8.25%		1.15%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.25%	3.25%	-3.85%
- 10%	8.25%	-1.75%	-8.85%
- 20%	8.25%	-11.75%	-18.85%
- 30%	N/A	-21.75%	-28.85%
- 40%	N/A	-31.75%	-38.85%
- 50%	N/A	-41.75%	-48.85%
- 60%	N/A	-51.75%	-58.85%
- 70%	N/A	-61.75%	-68.85%
- 80%	N/A	-71.75%	-78.85%
- 90%	N/A	-81.75%	-88.85%
- 100%	N/A	-91.75%	-98.85%

ATP Oil & Gas Corporation

According to publicly available information, ATP Oil & Gas Corporation (the “Company”) was incorporated in Texas in 1991. The Company is engaged in the acquisition, development and production of oil and natural gas properties in the Gulf of Mexico and the U.K. and Dutch Sectors of the North Sea (the “North Sea”). The Company seeks to acquire and develop properties with proved undeveloped reserves that are economically attractive to us but are not strategic to major or large exploration-oriented independent oil and gas companies.

As of December 31, 2008, the Company owned leasehold and other interests in 77 offshore blocks, 41 platforms and 129 wells, including 22 subsea wells, in the Gulf of Mexico and operated 111 (86%) of these wells, including all of the subsea wells, and 78% of the offshore platforms. The Company also had interests in 10 blocks and three company-operated subsea wells in the North Sea and the average working interest in the Company’s properties was approximately 76%.

The linked share’s SEC file number is 001-32647.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$6.65	$3.93	$6.28
March 31, 2004	$6.90	$4.71	$6.38
June 30, 2004	$8.09	$5.90	$7.67
September 30, 2004	$12.34	$7.05	$12.18
December 31, 2004	$19.15	$11.94	$18.58
March 31, 2005	$26.65	$16.76	$21.64
June 30, 2005	$24.62	$17.89	$23.40
September 30, 2005	$34.00	$23.51	$32.84
December 30, 2005	$39.20	$27.91	$37.01
March 31, 2006	$44.05	$36.05	$43.91
June 30, 2006	$49.70	$35.05	$41.93
September 29, 2006	$43.30	$35.37	$36.94
December 29, 2006	$47.25	$34.18	$39.57
March 30, 2007	$43.65	$35.15	$37.60
June 29, 2007	$49.00	$37.46	$48.64
September 28, 2007	$49.39	$38.44	$47.03
December 31, 2007	$57.58	$43.21	$50.54
March 31, 2008	$52.25	$28.89	$32.72
June 30, 2008	$47.35	$26.55	$39.47
September 30, 2008	$41.50	$16.17	$17.81
December 31, 2008	$18.69	$3.89	$5.85
March 31, 2009	$7.92	$2.75	$5.13
June 30, 2009	$10.16	$4.84	$6.96
September 30, 2009	$22.98	$5.22	$17.89
October 27, 2009*	$21.87	$15.39	$18.88

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ATPG

Initial price: $18.88

Protection level: 60.00%

Protection price: $11.33

Physical delivery amount: 52 ($1,000/Initial price)

Fractional shares: 0.966102

Coupon: 20.00% per annum

Maturity: April 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	10.00%	-20.00%	-30.00%
- 40%	10.00%	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

Yamana Gold, Inc.

According to publicly available information, Yamana Gold, Inc. (the “Company”) engages in the acquisition, exploration, development, and operation of gold properties. As of December 31, 2008, the Company also focuses on copper and silver projects. It holds gold production, gold development stage, and exploration stage properties, as well as land positions in Brazil, Argentina, Chile, Mexico, and central America. The Company has seven operating mines and five development projects. Its principal operations include the Chapada, a copper/gold mine located in the state of Goias, Brazil; and the El Peñón mine located in the Atacama desert in Region II of northern Chile. The Company was founded in 2003 and is headquartered in Toronto, Canada.

The linked share’s SEC file number is 1-31880.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	$15.44	$11.68	$14.36
June 29, 2007	$15.25	$11.02	$11.12
September 28, 2007	$13.02	$8.41	$11.78
December 31, 2007	$15.85	$11.04	$12.94
March 31, 2008	$19.93	$13.26	$14.62
June 30, 2008	$16.99	$12.24	$16.54
September 30, 2008	$17.00	$7.27	$8.33
December 31, 2008	$8.80	$3.31	$7.72
March 31, 2009	$9.75	$5.80	$9.25
June 30, 2009	$11.99	$7.36	$8.84
September 30, 2009	$11.49	$8.22	$10.71
October 27, 2009*	$12.74	$10.00	$11.29

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AUY

Initial price: $11.29

Protection level: 70.00%

Protection price: $7.90

Physical delivery amount: 88 ($1,000/Initial price)

Fractional shares: 0.573959

Coupon: 14.00% per annum

Maturity: April 30, 2010

Dividend yield: 0.53% per annum

Coupon amount per monthly: $11.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.27%
+ 90%	7.00%		90.27%
+ 80%	7.00%		80.27%
+ 70%	7.00%		70.27%
+ 60%	7.00%		60.27%
+ 50%	7.00%		50.27%
+ 40%	7.00%		40.27%
+ 30%	7.00%		30.27%
+ 20%	7.00%		20.27%
+ 10%	7.00%		10.27%
+ 5%	7.00%		5.27%

0%	7.00%		0.27%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-4.73%
- 10%	7.00%	-3.00%	-9.73%
- 20%	7.00%	-13.00%	-19.73%
- 30%	7.00%	-23.00%	-29.73%
- 40%	N/A	-33.00%	-39.73%
- 50%	N/A	-43.00%	-49.73%
- 60%	N/A	-53.00%	-59.73%
- 70%	N/A	-63.00%	-69.73%
- 80%	N/A	-73.00%	-79.73%
- 90%	N/A	-83.00%	-89.73%
- 100%	N/A	-93.00%	-99.73%

Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (the “Company”) is the largest private-sector coal company in the world. At December 31, 2008, it sold 255.5 million tons of coal. During this period, the Company sold coal to over 329 electricity generating and industrial plants in 21 countries. The Company’s coal products fuel approximately 10% of all U.S. electricity generation and 2% of worldwide electricity generation. At December 31, 2008, the Company had 9.2 billion tons of proven and probable coal reserves. The Company owns majority interests in 30 coal mining operations located in the U.S and Australia. Additionally, the Company owns a minority interest in one Venezuelan operating mine through a joint venture arrangement. It shipped 200.4 million tons from its 20 U.S. mining operations and 23.9 million tons from its 11 Australia operations in 2008. The Company also shipped 85% of its U.S. mining operations’ coal sales volume from the western United States during the year ended December 31, 2008 and the remaining 15% from the eastern United States. Most of the Company’s production in the western United States is low-sulfur coal from the Powder River Basin.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$10.06	$7.34	$9.76
March 31, 2004	$11.84	$8.52	$10.89
June 30, 2004	$13.11	$9.77	$13.10
September 30, 2004	$14.14	$11.88	$13.93
December 31, 2004	$20.32	$12.64	$18.94
March 31, 2005	$23.83	$17.20	$21.70
June 30, 2005	$26.43	$18.42	$24.36
September 30, 2005	$40.26	$24.35	$39.49
December 30, 2005	$40.70	$33.10	$38.58
March 31, 2006	$49.15	$38.61	$47.20
June 30, 2006	$71.43	$43.83	$52.20
September 29, 2006	$56.00	$30.85	$34.43
December 29, 2006	$45.49	$31.88	$37.83
March 30, 2007	$41.76	$33.89	$37.67
June 29, 2007	$52.20	$37.41	$45.30
September 28, 2007	$47.74	$35.97	$44.82
December 31, 2007	$62.55	$44.49	$61.64
March 31, 2008	$63.96	$42.05	$51.00
June 30, 2008	$88.69	$49.38	$88.05
September 30, 2008	$88.26	$39.10	$45.00
December 31, 2008	$43.98	$16.01	$22.75
March 31, 2009	$30.95	$20.17	$25.04
June 30, 2009	$37.44	$23.64	$30.16
September 30, 2009	$41.54	$27.20	$37.22
October 27, 2009*	$46.57	$34.54	$42.18

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BTU

Initial price: $42.18

Protection level: 75.00%

Protection price: $31.64

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.707918

Coupon: 13.00% per annum

Maturity: April 30, 2010

Dividend yield: 0.57% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.29%
+ 90%	6.50%		90.29%
+ 80%	6.50%		80.29%
+ 70%	6.50%		70.29%
+ 60%	6.50%		60.29%
+ 50%	6.50%		50.29%
+ 40%	6.50%		40.29%
+ 30%	6.50%		30.29%
+ 20%	6.50%		20.29%
+ 10%	6.50%		10.29%
+ 5%	6.50%		5.29%

0%	6.50%		0.29%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-4.71%
- 10%	6.50%	-3.50%	-9.71%
- 20%	6.50%	-13.50%	-19.71%
- 30%	N/A	-23.50%	-29.71%
- 40%	N/A	-33.50%	-39.71%
- 50%	N/A	-43.50%	-49.71%
- 60%	N/A	-53.50%	-59.71%
- 70%	N/A	-63.50%	-69.71%
- 80%	N/A	-73.50%	-79.71%
- 90%	N/A	-83.50%	-89.71%
- 100%	N/A	-93.50%	-99.71%

Caterpillar Inc.

According to publicly available information, Caterpillar Inc. (the “Company”) was originally organized as Caterpillar Tractor Co. in 1925 in the State of California. In 1986, the Company reorganized as Caterpillar Inc. in the State of Delaware. As of December 31, 2008, the Company operates in three principal lines of business: Machinery, Engines and Financial Products. Machinery is a principal line of business which includes the design, manufacture, marketing and sales of construction, mining and forestry machinery—track and wheel tractors, track and wheel loaders, pipelayers, motor graders, wheel tractor-scrapers, track and wheel excavators, backhoe loaders, log skidders, log loaders, off-highway trucks, articulated trucks, paving products, telehandlers, skid steer loaders and related parts. Machinery also includes logistics services for other companies, and the design, manufacture, remanufacture, maintenance and services of rail-related products. Engines is a principal line of business including the design, manufacture, marketing and sales of engines for Caterpillar machinery; electric power generation systems; on-highway vehicles and locomotives; marine, petroleum, construction, industrial, agricultural and other applications; and related parts. Engines also includes remanufacturing of Caterpillar engines and a variety of Caterpillar machine and engine components and remanufacturing services for other companies. Financial Products is a principal line of business consisting primarily of Caterpillar Financial Services Corporation, Caterpillar Insurance Holdings, Inc., Caterpillar Power Ventures Corporation and their respective subsidiaries. Cat Financial provides a wide range of financing alternatives to customers and dealers for Caterpillar machinery and engines, Solar gas turbines as well as other equipment and marine vessels. Cat Financial also extends loans to customers and dealers. Cat Insurance provides various forms of insurance to customers and dealers to help support the purchase and lease of our equipment. Cat Power Ventures is an investor in independent power projects using Caterpillar power generation equipment and services.

The linked share’s SEC file number is 001-00768.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$42.47	$34.47	$41.51
March 31, 2004	$42.72	$36.26	$39.54
June 30, 2004	$42.38	$36.01	$39.72
September 30, 2004	$40.65	$34.25	$40.23
December 31, 2004	$49.36	$38.40	$48.76
March 31, 2005	$49.98	$43.22	$45.72
June 30, 2005	$51.49	$41.35	$47.66
September 30, 2005	$59.87	$47.43	$58.75
December 30, 2005	$59.84	$48.30	$57.77
March 31, 2006	$77.20	$57.05	$71.81
June 30, 2006	$82.00	$64.41	$74.48
September 29, 2006	$75.43	$62.09	$65.80
December 29, 2006	$70.91	$58.85	$61.33
March 30, 2007	$68.43	$57.98	$67.03
June 29, 2007	$82.88	$65.87	$78.30
September 28, 2007	$87.00	$70.59	$78.43
December 31, 2007	$82.74	$67.00	$72.56
March 31, 2008	$78.62	$60.01	$78.29
June 30, 2008	$85.96	$72.56	$73.82
September 30, 2008	$75.87	$58.11	$59.60
December 31, 2008	$58.18	$32.00	$44.67
March 31, 2009	$47.05	$21.72	$27.96
June 30, 2009	$40.96	$27.50	$33.04
September 30, 2009	$54.70	$30.02	$51.33
October 27, 2009*	$61.21	$47.50	$56.69

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CAT

Initial price: $56.69

Protection level: 75.00%

Protection price: $42.52

Physical delivery amount: 17 ($1,000/Initial price)

Fractional shares: 0.639795

Coupon: 11.00% per annum

Maturity: April 30, 2010

Dividend yield: 2.96% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		101.48%
+ 90%	5.50%		91.48%
+ 80%	5.50%		81.48%
+ 70%	5.50%		71.48%
+ 60%	5.50%		61.48%
+ 50%	5.50%		51.48%
+ 40%	5.50%		41.48%
+ 30%	5.50%		31.48%
+ 20%	5.50%		21.48%
+ 10%	5.50%		11.48%
+ 5%	5.50%		6.48%

0%	5.50%		1.48%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-3.52%
- 10%	5.50%	-4.50%	-8.52%
- 20%	5.50%	-14.50%	-18.52%
- 30%	N/A	-24.50%	-28.52%
- 40%	N/A	-34.50%	-38.52%
- 50%	N/A	-44.50%	-48.52%
- 60%	N/A	-54.50%	-58.52%
- 70%	N/A	-64.50%	-68.52%
- 80%	N/A	-74.50%	-78.52%
- 90%	N/A	-84.50%	-88.52%
- 100%	N/A	-94.50%	-98.52%

Chicago Bridge & Iron Company N.V.

According to publicly available information, Chicago Bridge & Iron Company N.V. (the “Company”) is an engineering, procurement and construction provider and process technology licensor, delivering comprehensive solutions to customers in the energy and natural resource industries. The company has a presence in about 80 locations and has approximately 17,000 employees worldwide. As of December 31, 2008, the Company executed more than 600 projects in over 70 countries for customers in a variety of industries.

Within its operating segments, the Company serve under four broad market sectors: Liquefied Natural Gas, Energy Processes, Steel Plate Structures, and Lummus Technologies. Through these market sectors, the Company offer services both independently and on an integrated basis.

The linked share’s SEC file number is 001-12815.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$15.00	$12.00	$14.45
March 31, 2004	$16.25	$12.25	$13.92
June 30, 2004	$15.18	$10.80	$13.93
September 30, 2004	$15.23	$13.25	$15.00
December 31, 2004	$20.56	$14.49	$20.00
March 31, 2005	$23.87	$17.85	$22.02
June 30, 2005	$25.25	$19.10	$22.86
September 30, 2005	$32.95	$22.83	$31.09
December 30, 2005	$32.75	$19.50	$25.21
March 31, 2006	$31.85	$19.80	$24.00
June 30, 2006	$27.50	$21.78	$24.15
September 29, 2006	$27.78	$22.75	$24.06
December 29, 2006	$29.74	$23.17	$27.34
March 30, 2007	$31.50	$25.83	$30.75
June 29, 2007	$40.05	$30.10	$37.74
September 28, 2007	$44.84	$30.06	$43.06
December 31, 2007	$62.94	$41.49	$60.44
March 31, 2008	$63.47	$35.21	$39.24
June 30, 2008	$49.82	$37.50	$39.82
September 30, 2008	$40.20	$15.95	$19.24
December 31, 2008	$19.05	$5.13	$10.05
March 31, 2009	$13.88	$4.64	$6.27
June 30, 2009	$13.87	$5.95	$12.40
September 30, 2009	$18.94	$9.08	$18.68
October 27, 2009*	$21.44	$17.00	$19.17

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CBI

Initial price: $19.17

Protection level: 70.00%

Protection price: $13.42

Physical delivery amount: 52 ($1,000/Initial price)

Fractional shares: 0.164841

Coupon: 12.75% per annum

Maturity: April 30, 2010

Dividend yield: 0.21% per annum

Coupon amount per monthly: $10.63

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.375%		100.11%
+ 90%	6.375%		90.11%
+ 80%	6.375%		80.11%
+ 70%	6.375%		70.11%
+ 60%	6.375%		60.11%
+ 50%	6.375%		50.11%
+ 40%	6.375%		40.11%
+ 30%	6.375%		30.11%
+ 20%	6.375%		20.11%
+ 10%	6.375%		10.11%
+ 5%	6.375%		5.11%

0%	6.375%		0.11%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.375%	1.375%	-4.89%
- 10%	6.375%	-3.625%	-9.89%
- 20%	6.375%	-13.625%	-19.89%
- 30%	6.375%	-23.625%	-29.89%
- 40%	N/A	-33.625%	-39.89%
- 50%	N/A	-43.625%	-49.89%
- 60%	N/A	-53.625%	-59.89%
- 70%	N/A	-63.625%	-69.89%
- 80%	N/A	-73.625%	-79.89%
- 90%	N/A	-83.625%	-89.89%
- 100%	N/A	-93.625%	-99.89%

CBS Corporation

According to publicly available information, CBS Corporation (the “Company”) together with its consolidated subsidiaries, is a mass media company with operations in the following segments:

•

TELEVISION: The Television segment consists of CBS Television, comprised of the CBS® Television Network, the Company’s 30 owned broadcast television stations, CBS Paramount Network Television and CBS Television Distribution, the Company’s television production and syndication operations; Showtime® Networks, the Company’s premium subscription television program services; and CBS College Sports Network™, the Company’s cable network devoted to college athletics.

•	RADIO: The Radio segment owns and operates 137 radio stations in 29 United States (“U.S.”) markets through CBS Radio®.

•

OUTDOOR: The Outdoor segment displays advertising on media, including billboards, transit shelters, buses, rail systems (in-car, station platforms and terminals), mall kiosks and stadium signage principally through CBS Outdoor® and in retail stores through CBS Outernet™.

•

INTERACTIVE: The Interactive segment is the Company’s online content network for information relating to technology, entertainment, sports, news, business, gaming and music. CBS Interactive’s brands include CNET®, CBS.com™, CBSSports.com™, GameSpot®, TV.com™, BNET™ and Last.fm®.

•	PUBLISHING: The Publishing segment consists of Simon & Schuster, which publishes and distributes consumer books under imprints such as Simon & Schuster®, Pocket Books®, Scribner® and Free Press™.

For the year ended December 31, 2008, contributions to the Company’s consolidated revenues from its segments were as follows: Television 64%, Radio 11%, Outdoor 16%, Interactive 3% and Publishing 6%. The Company generated approximately 16% of its total revenues from international regions in 2008. For the year ended December 31, 2008, approximately 66% and 16% of total international revenues of approximately $2.25 billion were generated in Europe and Canada, respectively.

The linked share’s SEC file number is: 001-09553.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$32.92	$27.20	$32.74
March 31, 2004	$33.23	$26.82	$28.93
June 30, 2004	$31.10	$25.88	$26.35
September 30, 2004	$26.51	$23.53	$24.76
December 31, 2004	$27.44	$24.65	$26.85
March 31, 2005	$28.76	$24.90	$25.70
June 30, 2005	$26.74	$23.57	$23.62
September 30, 2005	$26.29	$23.46	$24.35
December 30, 2005	$25.97	$22.08	$24.05
March 31, 2006	$27.43	$23.85	$23.98
June 30, 2006	$27.24	$24.05	$27.05
September 29, 2006	$29.78	$25.53	$28.17
December 29, 2006	$32.04	$27.67	$31.18
March 30, 2007	$32.27	$28.45	$30.59
June 29, 2007	$34.02	$30.55	$33.32
September 28, 2007	$35.50	$28.76	$31.50
December 31, 2007	$31.68	$25.57	$27.25
March 31, 2008	$27.18	$21.00	$22.08
June 30, 2008	$25.00	$19.25	$19.49
September 30, 2008	$19.40	$14.09	$14.58
December 31, 2008	$14.61	$4.36	$8.19
March 31, 2009	$9.19	$3.06	$3.84
June 30, 2009	$9.15	$3.65	$6.92
September 30, 2009	$13.16	$5.65	$12.05
October 27, 2009*	$14.03	$11.29	$12.44

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CBS

Initial price: $12.44

Protection level: 65.00%

Protection price: $8.09

Physical delivery amount: 80 ($1,000/Initial price)

Fractional shares: 0.385852

Coupon: 14.50% per annum

Maturity: April 30, 2010

Dividend yield: 3.38% per annum

Coupon amount per monthly: $12.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.25%		101.69%
+ 90%	7.25%		91.69%
+ 80%	7.25%		81.69%
+ 70%	7.25%		71.69%
+ 60%	7.25%		61.69%
+ 50%	7.25%		51.69%
+ 40%	7.25%		41.69%
+ 30%	7.25%		31.69%
+ 20%	7.25%		21.69%
+ 10%	7.25%		11.69%
+ 5%	7.25%		6.69%

0%	7.25%		1.69%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.25%	2.25%	-3.31%
- 10%	7.25%	-2.75%	-8.31%
- 20%	7.25%	-12.75%	-18.31%
- 30%	7.25%	-22.75%	-28.31%
- 40%	N/A	-32.75%	-38.31%
- 50%	N/A	-42.75%	-48.31%
- 60%	N/A	-52.75%	-58.31%
- 70%	N/A	-62.75%	-68.31%
- 80%	N/A	-72.75%	-78.31%
- 90%	N/A	-82.75%	-88.31%
- 100%	N/A	-92.75%	-98.31%

Chesapeake Energy Corporation

According to publicly available information, Chesapeake Energy Corporation (the “Company”) is the third largest independent producer of natural gas in the United States, and the Company owns interests in approximately 41,200 producing oil and natural gas wells that are currently producing approximately 2.2 billion cubic feet equivalent, or bcfe, per day, 94% of which is natural gas. The Company is focused on discovering, acquiring and developing conventional and unconventional natural gas reserves onshore in the U.S., east of the Rocky Mountains. The Company’s most important operating area has historically been the Mid-Continent region of Oklahoma, Arkansas, southwestern Kansas and the Texas Panhandle. At December 31, 2008, 37% of its estimated proved oil and natural gas reserves were located in the Mid-Continent region. During the past five years, the Company has also built significant positions in various conventional and unconventional plays in the Fort Worth Basin in north-central Texas; the Appalachian Basin, principally in West Virginia, eastern Kentucky, eastern Ohio, Pennsylvania and southern New York; the Permian and Delaware Basins of West Texas and eastern New Mexico; the Ark-La-Tex area of East Texas and northern Louisiana; and the South Texas and Texas Gulf Coast regions.

The linked share’s SEC file number is 1-13726.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$13.99	$10.67	$13.58
March 31, 2004	$13.98	$11.71	$13.40
June 30, 2004	$15.05	$12.69	$14.72
September 30, 2004	$16.24	$13.69	$15.83
December 31, 2004	$18.31	$15.18	$16.50
March 31, 2005	$23.64	$15.06	$21.94
June 30, 2005	$23.98	$17.85	$22.80
September 30, 2005	$38.98	$22.90	$38.25
December 30, 2005	$40.01	$26.62	$31.73
March 31, 2006	$35.57	$27.80	$31.41
June 30, 2006	$33.75	$26.81	$30.25
September 29, 2006	$33.76	$28.07	$28.98
December 29, 2006	$34.27	$27.92	$29.05
March 30, 2007	$31.83	$27.27	$30.88
June 29, 2007	$37.75	$30.88	$34.60
September 28, 2007	$37.15	$31.38	$35.26
December 31, 2007	$41.19	$35.25	$39.20
March 31, 2008	$49.83	$34.44	$46.15
June 30, 2008	$68.10	$45.26	$65.96
September 30, 2008	$73.89	$31.19	$35.86
December 31, 2008	$35.43	$9.84	$16.17
March 31, 2009	$20.13	$13.28	$17.06
June 30, 2009	$24.66	$16.45	$19.83
September 30, 2009	$29.49	$16.92	$28.40
October 27, 2009*	$30.00	$25.30	$26.34

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CHK

Initial price: $26.34

Protection level: 75.00%

Protection price: $19.76

Physical delivery amount: 37 ($1,000/Initial price)

Fractional shares: 0.965072

Coupon: 14.75% per annum

Maturity: April 30, 2010

Dividend yield: 1.14% per annum

Coupon amount per monthly: $12.29

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.375%		100.57%
+ 90%	7.375%		90.57%
+ 80%	7.375%		80.57%
+ 70%	7.375%		70.57%
+ 60%	7.375%		60.57%
+ 50%	7.375%		50.57%
+ 40%	7.375%		40.57%
+ 30%	7.375%		30.57%
+ 20%	7.375%		20.57%
+ 10%	7.375%		10.57%
+ 5%	7.375%		5.57%

0%	7.375%		0.57%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.375%	2.375%	-4.43%
- 10%	7.375%	-2.625%	-9.43%
- 20%	7.375%	-12.625%	-19.43%
- 30%	N/A	-22.625%	-29.43%
- 40%	N/A	-32.625%	-39.43%
- 50%	N/A	-42.625%	-49.43%
- 60%	N/A	-52.625%	-59.43%
- 70%	N/A	-62.625%	-69.43%
- 80%	N/A	-72.625%	-79.43%
- 90%	N/A	-82.625%	-89.43%
- 100%	N/A	-92.625%	-99.43%

Deere & Company

According to publicly available information, Deere & Company (the “Company”) has operations which are categorized into four major business segments, as of December 18, 2008. The agricultural equipment segment manufactures and distributes a full line of farm equipment and related service parts—including tractors; combine, cotton and sugarcane harvesters; tillage, seeding, nutrient management and soil preparation machinery; sprayers; hay and forage equipment; integrated agricultural management systems technology; and precision agricultural irrigation equipment and supplies. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses—including tractors for lawn, garden, commercial and utility purposes; mowing equipment, including walk-behind mowers; golf course equipment; utility vehicles; landscape and nursery products; irrigation equipment; and other outdoor power products. The construction and forestry segment manufactures, distributes to dealers and sells at retail a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting—including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments. The products and services produced by the segments above are marketed primarily through independent retail dealer networks and major retail outlets. The credit segment primarily finances sales and leases by John Deere dealers of new and used agricultural, commercial and consumer, and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans, finances retail revolving charge accounts, offers certain crop risk mitigation products and invests in wind energy generation.

The linked share’s SEC file number is 1-04121.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$33.71	$27.06	$32.53
March 31, 2004	$34.98	$30.00	$34.66
June 30, 2004	$37.47	$31.00	$35.07
September 30, 2004	$35.00	$28.61	$32.28
December 31, 2004	$37.37	$28.38	$37.20
March 31, 2005	$37.13	$32.60	$33.57
June 30, 2005	$34.70	$29.35	$32.75
September 30, 2005	$36.99	$29.93	$30.60
December 30, 2005	$35.50	$28.50	$34.06
March 31, 2006	$40.00	$33.81	$39.53
June 30, 2006	$45.99	$38.21	$41.75
September 29, 2006	$42.49	$33.48	$41.96
December 29, 2006	$50.59	$41.51	$47.54
March 30, 2007	$58.24	$45.12	$54.32
June 29, 2007	$62.82	$51.59	$60.37
September 28, 2007	$74.95	$56.96	$74.21
December 31, 2007	$93.72	$70.18	$93.12
March 31, 2008	$94.71	$71.65	$80.44
June 30, 2008	$94.88	$70.18	$72.13
September 30, 2008	$73.84	$46.18	$49.50
December 31, 2008	$49.00	$28.55	$38.32
March 31, 2009	$46.73	$24.52	$32.87
June 30, 2009	$47.98	$31.88	$39.95
September 30, 2009	$47.03	$34.91	$42.92
October 27, 2009*	$49.87	$40.29	$46.92

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DE

Initial price: $46.92

Protection level: 75.00%

Protection price: $35.19

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.312873

Coupon: 9.50% per annum

Maturity: April 30, 2010

Dividend yield: 2.39% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		101.20%
+ 90%	4.75%		91.20%
+ 80%	4.75%		81.20%
+ 70%	4.75%		71.20%
+ 60%	4.75%		61.20%
+ 50%	4.75%		51.20%
+ 40%	4.75%		41.20%
+ 30%	4.75%		31.20%
+ 20%	4.75%		21.20%
+ 10%	4.75%		11.20%
+ 5%	4.75%		6.20%

0%	4.75%		1.20%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-3.80%
- 10%	4.75%	-5.25%	-8.80%
- 20%	4.75%	-15.25%	-18.80%
- 30%	N/A	-25.25%	-28.80%
- 40%	N/A	-35.25%	-38.80%
- 50%	N/A	-45.25%	-48.80%
- 60%	N/A	-55.25%	-58.80%
- 70%	N/A	-65.25%	-68.80%
- 80%	N/A	-75.25%	-78.80%
- 90%	N/A	-85.25%	-88.80%
- 100%	N/A	-95.25%	-98.80%

The Dow Chemical Company

According to publicly available information, The Dow Chemical Company (the “Company”) was incorporated in 1947 under Delaware law and is the successor to a Michigan corporation, of the same name, organized in 1897. The Company is engaged in the manufacture and sale of chemicals, plastic materials, agricultural and other specialized products and services. The Company is a diversified chemical company that offers a broad range of innovative chemical, plastic and agricultural products and services to customers in approximately 160 countries. As of December 31, 2008, the Company had annual sales of $57.5 billion and employed approximately 46,000 people worldwide. The Company has 150 manufacturing sites in 35 countries and produces approximately 3,300 products.

The Company’s principal executive offices are located at 2030 Dow Center, Midland, Michigan 48674.

The linked share’s SEC file number is 001-03433.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$42.00	$32.56	$41.57
March 31, 2004	$44.21	$37.49	$40.28
June 30, 2004	$42.45	$36.36	$40.70
September 30, 2004	$45.40	$37.95	$45.18
December 31, 2004	$51.34	$41.82	$49.51
March 31, 2005	$56.75	$47.60	$49.85
June 30, 2005	$50.49	$42.95	$44.53
September 30, 2005	$49.36	$40.20	$41.67
December 30, 2005	$47.21	$40.55	$43.82
March 31, 2006	$45.15	$40.26	$40.60
June 30, 2006	$43.10	$37.01	$39.03
September 29, 2006	$39.97	$33.00	$38.98
December 29, 2006	$41.55	$38.13	$39.94
March 30, 2007	$47.26	$39.02	$45.86
June 29, 2007	$47.60	$43.71	$44.22
September 28, 2007	$47.96	$38.89	$43.06
December 31, 2007	$47.39	$39.20	$39.42
March 31, 2008	$40.00	$33.01	$36.85
June 30, 2008	$42.90	$34.64	$34.91
September 30, 2008	$38.50	$30.82	$31.78
December 31, 2008	$32.28	$14.93	$15.09
March 31, 2009	$16.68	$5.89	$8.43
June 30, 2009	$18.99	$8.14	$16.14
September 30, 2009	$27.24	$14.22	$26.07
October 27, 2009*	$27.27	$23.26	$24.85

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DOW

Initial price: $24.85

Protection level: 70.00%

Protection price: $17.40

Physical delivery amount: 40 ($1,000/Initial price)

Fractional shares: 0.241449

Coupon: 11.00% per annum

Maturity: April 30, 2010

Dividend yield: 3.50% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		101.75%
+ 90%	5.50%		91.75%
+ 80%	5.50%		81.75%
+ 70%	5.50%		71.75%
+ 60%	5.50%		61.75%
+ 50%	5.50%		51.75%
+ 40%	5.50%		41.75%
+ 30%	5.50%		31.75%
+ 20%	5.50%		21.75%
+ 10%	5.50%		11.75%
+ 5%	5.50%		6.75%

0%	5.50%		1.75%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-3.25%
- 10%	5.50%	-4.50%	-8.25%
- 20%	5.50%	-14.50%	-18.25%
- 30%	5.50%	-24.50%	-28.25%
- 40%	N/A	-34.50%	-38.25%
- 50%	N/A	-44.50%	-48.25%
- 60%	N/A	-54.50%	-58.25%
- 70%	N/A	-64.50%	-68.25%
- 80%	N/A	-74.50%	-78.25%
- 90%	N/A	-84.50%	-88.25%
- 100%	N/A	-94.50%	-98.25%

DryShips Inc.

According to publicly available information, DryShips Inc. (the “Company”) currently owns and operates a fleet of forty dyrbulk carriers comprised of seven Capesize drybulk carriers, twenty-nine Panamax drybulk carriers including two newbuilding drybulk vessels and two Supramax drybulk carriers as of December 31, 2008. It also consists of two ultra-deep-water semi-submersible drilling rigs and two ultra-deep-water newbuilding drillships. The Company’s fleet carries a variety of drybulk commodites including major bulks such as coal, iron ore, and grains, and minor bulks such as bauxite, phosphate, fertilizers and steel products. The average age of the vessels in the Company’s fleet is 8.0 years. The expected date of delivery of four new advanced capability drillships by March of 2011.

The Company is a Marshall Islands company that was formed in September 2004. The Company’s executive offices are located at Omega Building, 80 Kifissias Avenue, Amaroussioun GR 15125 Greece. The Company’s telephone number is 011-30-210-809-0570.

The linked share’s SEC file number is: 001-33922.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	$23.90	$17.90	$19.49
June 30, 2005	$19.50	$15.40	$16.51
September 30, 2005	$17.48	$13.80	$17.23
December 30, 2005	$17.30	$11.81	$12.22
March 31, 2006	$13.84	$9.90	$10.58
June 30, 2006	$11.25	$8.50	$10.79
September 29, 2006	$14.89	$10.28	$13.40
December 29, 2006	$18.06	$12.63	$18.01
March 30, 2007	$23.67	$16.85	$22.53
June 29, 2007	$44.75	$22.66	$43.38
September 28, 2007	$93.35	$43.51	$90.85
December 31, 2007	$131.34	$69.63	$77.40
March 31, 2008	$88.49	$48.24	$59.91
June 30, 2008	$116.43	$58.65	$80.18
September 30, 2008	$81.45	$30.52	$35.49
December 31, 2008	$38.86	$3.04	$10.66
March 31, 2009	$17.35	$2.73	$5.09
June 30, 2009	$11.48	$4.35	$5.78
September 30, 2009	$7.99	$4.90	$6.63
October 27, 2009*	$7.62	$5.98	$6.37

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DRYS

Initial price: $6.37

Protection level: 60.00%

Protection price: $3.82

Physical delivery amount: 156 ($1,000/Initial price)

Fractional shares: 0.985871

Coupon: 20.00% per annum

Maturity: April 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	10.00%	-20.00%	-30.00%
- 40%	10.00%	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

Eldorado Gold Corp.

According to publicly available information, Eldorado Gold Corp. (“the Company”) is engaged in the production of, development of and exploration of gold. The Company is also engaged in the acquisition of gold properties. The Company’s business is presently focused in China and Turkey. As of December 31, 2008, the Company has two gold mines in production.

The Company’s head office is located at Suite 1188-550 Burrard Street, Vancouver BC, Canada, V6C 2B5.

The linked share’s SEC file number is 001-31522.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending**	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$3.90	$2.36	$3.21
March 31, 2004	$3.46	$2.60	$2.88
June 30, 2004	$3.10	$1.95	$2.59
September 30, 2004	$3.33	$2.10	$3.26
December 31, 2004	$3.61	$2.80	$2.95
March 31, 2005	$3.40	$2.61	$2.87
June 30, 2005	$2.95	$2.02	$2.67
September 30, 2005	$3.73	$2.52	$3.55
December 30, 2005	$5.38	$2.85	$4.90
March 31, 2006	$5.68	$3.91	$4.78
June 30, 2006	$5.80	$4.03	$4.83
September 29, 2006	$5.12	$3.96	$4.35
December 29, 2006	$6.17	$3.82	$5.40
March 30, 2007	$6.55	$4.76	$5.83
June 29, 2007	$6.50	$5.40	$5.83
September 28, 2007	$7.16	$3.25	$6.05
December 31, 2007	$7.06	$5.13	$5.80
March 31, 2008	$7.88	$5.50	$6.82
June 30, 2008	$8.77	$6.40	$8.65
September 30, 2008	$9.34	$5.40	$6.26
December 31, 2008	$8.23	$2.38	$7.95
March 31, 2009	$9.70	$6.44	$9.00
June 30, 2009	$10.42	$7.15	$8.95
September 30, 2009	$12.28	$7.93	$11.40
October 27, 2009*	$12.19	$11.06	$11.19

*	High, low and closing prices are for the period starting October 22, 2009 and ending October 27, 2009.
**	In respect of the quarterly periods set forth above from the period ending December 31, 2003 up to and including the period ending September 30, 2009, the high, low and closing prices were those quoted on the American Stock Exchange (now known as NYSE Amex Equities). In respect of the period starting from October 22, 2009 and ending October 29, 2009, the high, low and closing prices were those quoted on the New York Stock Exchange.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: EGO

Initial price: $11.19

Protection level: 70.00%

Protection price: $7.83

Physical delivery amount: 89 ($1,000/Initial price)

Fractional shares: 0.365505

Coupon: 18.50% per annum

Maturity: April 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $15.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		100.00%
+ 90%	9.25%		90.00%
+ 80%	9.25%		80.00%
+ 70%	9.25%		70.00%
+ 60%	9.25%		60.00%
+ 50%	9.25%		50.00%
+ 40%	9.25%		40.00%
+ 30%	9.25%		30.00%
+ 20%	9.25%		20.00%
+ 10%	9.25%		10.00%
+ 5%	9.25%		5.00%

0%	9.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-5.00%
- 10%	9.25%	-0.75%	-10.00%
- 20%	9.25%	-10.75%	-20.00%
- 30%	9.25%	-20.75%	-30.00%
- 40%	N/A	-30.75%	-40.00%
- 50%	N/A	-40.75%	-50.00%
- 60%	N/A	-50.75%	-60.00%
- 70%	N/A	-60.75%	-70.00%
- 80%	N/A	-70.75%	-80.00%
- 90%	N/A	-80.75%	-90.00%
- 100%	N/A	-90.75%	-100.00%

Ford Motor Company

According to publicly available information, Ford Motor Company (the “Company”) was incorporated in Delaware in 1919. The Company acquired the business of a Michigan company, also known as Ford Motor Company, which had been incorporated in 1903 to produce and sell automobiles designed and engineered by Henry Ford. As of December 31, 2008, the Company is one of the world’s largest producers of cars and trucks combined. The Company and its subsidiaries also engage in other businesses, including financing vehicles. Information about the Company can be found throughout its website located at www.ford.com.

The linked share’s SEC file number is 1-3950.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$17.31	$10.68	$16.00
March 31, 2004	$17.34	$12.75	$13.57
June 30, 2004	$16.48	$13.00	$15.65
September 30, 2004	$15.76	$13.62	$14.05
December 31, 2004	$15.00	$12.61	$14.64
March 31, 2005	$14.75	$10.94	$11.33
June 30, 2005	$11.69	$9.09	$10.24
September 30, 2005	$11.18	$9.55	$9.86
December 30, 2005	$9.95	$7.57	$7.72
March 31, 2006	$8.96	$7.39	$7.96
June 30, 2006	$8.00	$6.18	$6.93
September 29, 2006	$9.46	$6.07	$8.09
December 29, 2006	$9.19	$6.85	$7.51
March 30, 2007	$8.97	$7.43	$7.89
June 29, 2007	$9.70	$7.67	$9.42
September 28, 2007	$9.64	$7.49	$8.49
December 31, 2007	$9.24	$6.65	$6.73
March 31, 2008	$6.94	$4.95	$5.72
June 30, 2008	$8.79	$4.46	$4.81
September 30, 2008	$6.33	$4.17	$5.20
December 31, 2008	$4.95	$1.02	$2.29
March 31, 2009	$2.99	$1.50	$2.63
June 30, 2009	$6.53	$2.40	$6.07
September 30, 2009	$8.86	$5.25	$7.21
October 27, 2009*	$7.97	$6.61	$7.33

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: F

Initial price: $7.33

Protection level: 70.00%

Protection price: $5.13

Physical delivery amount: 136 ($1,000/Initial price)

Fractional shares: 0.425648

Coupon: 16.50% per annum

Maturity: April 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $13.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.25%		100.00%
+ 90%	8.25%		90.00%
+ 80%	8.25%		80.00%
+ 70%	8.25%		70.00%
+ 60%	8.25%		60.00%
+ 50%	8.25%		50.00%
+ 40%	8.25%		40.00%
+ 30%	8.25%		30.00%
+ 20%	8.25%		20.00%
+ 10%	8.25%		10.00%
+ 5%	8.25%		5.00%

0%	8.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.25%	3.25%	-5.00%
- 10%	8.25%	-1.75%	-10.00%
- 20%	8.25%	-11.75%	-20.00%
- 30%	8.25%	-21.75%	-30.00%
- 40%	N/A	-31.75%	-40.00%
- 50%	N/A	-41.75%	-50.00%
- 60%	N/A	-51.75%	-60.00%
- 70%	N/A	-61.75%	-70.00%
- 80%	N/A	-71.75%	-80.00%
- 90%	N/A	-81.75%	-90.00%
- 100%	N/A	-91.75%	-100.00%

First Solar, Inc.

According to publicly available information, First Solar, Inc. (the “Company”) designs and manufactures solar modules using a proprietary thin film semiconductor technology. The Company manufactures its solar modules on high-throughput production lines and performs all manufacturing steps in an automated, proprietary, continuous process.

The Company is expanding its manufacturing capacity with the construction of four plants—each with four production lines—at its Malaysian manufacturing center. In August 2006, the Company expanded its Ohio plant from one to three production lines. In April 2007, the Company started initial production at a four line manufacturing plant in Germany, which reached full capacity in the third quarter of 2007. Also in April 2007, the Company began construction of plant one of its Malaysian manufacturing center. In the third and fourth quarters of 2007, the Company began construction of plants two and three, respectively; and in the first quarter of 2008, it began construction of plant four. The Company expects plant one to reach its full capacity in the second half of 2008; plant two to reach its full capacity in the first half of 2009; and plants three and four to reach full capacity in the second half of 2009. After plant four of its Malaysian manufacturing center reaches its full capacity, the Company will have 23 production lines and an annual global manufacturing capacity of approximately 1012MW based on the fourth quarter of 2007 average run rate at its existing plants. On November 30, 2007, the Company completed the acquisition of Turner Renewable Energy, LLC, a privately held company which designed and deployed commercial solar projects for utilities in the United States.

The Company’s customers develop, own and operate solar power plants or sell turnkey solar power plants to end-users that include owners of land, owners of agricultural buildings, owners of commercial warehouses, offices and industrial buildings, public agencies, municipal government authorities, utility companies, and financial investors that desire to own large scale solar power plant projects.

The linked share’s SEC file number is: 001-33156

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	$30.00	$23.59	$29.80
March 30, 2007	$59.88	$27.54	$52.01
June 29, 2007	$91.10	$52.10	$89.29
September 28, 2007	$123.21	$74.77	$117.74
December 31, 2007	$283.00	$119.95	$267.14
March 31, 2008	$272.47	$143.34	$231.14
June 30, 2008	$317.00	$232.20	$272.82
September 30, 2008	$301.30	$176.07	$188.91
December 31, 2008	$202.88	$85.28	$137.96
March 31, 2009	$165.20	$100.93	$132.70
June 30, 2009	$207.51	$129.90	$162.12
September 30, 2009	$176.00	$112.12	$152.86
October 27, 2009*	$162.20	$143.55	$150.22

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FSLR

Initial price: $150.22

Protection level: 70.00%

Protection price: $105.15

Physical delivery amount: 6 ($1,000/Initial price)

Fractional shares: 0.656903

Coupon: 15.00% per annum

Maturity: April 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.50%		100.00%
+ 90%	7.50%		90.00%
+ 80%	7.50%		80.00%
+ 70%	7.50%		70.00%
+ 60%	7.50%		60.00%
+ 50%	7.50%		50.00%
+ 40%	7.50%		40.00%
+ 30%	7.50%		30.00%
+ 20%	7.50%		20.00%
+ 10%	7.50%		10.00%
+ 5%	7.50%		5.00%

0%	7.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.50%	2.50%	-5.00%
- 10%	7.50%	-2.50%	-10.00%
- 20%	7.50%	-12.50%	-20.00%
- 30%	7.50%	-22.50%	-30.00%
- 40%	N/A	-32.50%	-40.00%
- 50%	N/A	-42.50%	-50.00%
- 60%	N/A	-52.50%	-60.00%
- 70%	N/A	-62.50%	-70.00%
- 80%	N/A	-72.50%	-80.00%
- 90%	N/A	-82.50%	-90.00%
- 100%	N/A	-92.50%	-100.00%

Forest Oil Corporation

According to publicly available information, Forest Oil Corporation (the “Company”) is an independent oil and gas company engaged in the acquisition, exploration, development, and production of natural gas and liquids primarily in North America. The Company was incorporated in New York in 1924, as the successor to a company formed in 1916, and has been a publicly held company since 1969.

The Company currently conducts its operations in three geographical segments and five business units. The geographical segments are: the United States, Canada, and International. The business units are: Western, Eastern, Southern, Canada, and International. The Company conducts exploration and development activities in each of its geographical segments; however, substantially all of its estimated proved reserves and all of its producing properties are located in North America. The Company’s total estimated proved reserves as of December 31, 2008 were approximately 2,668 Bcfe. At December 31, 2008, approximately 87% of the Company’s estimated proved oil and gas reserves were in the United States, approximately 11% were in Canada, and approximately 2% were in Italy.

The linked share’s SEC file number is 001-13515.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$19.80	$15.55	$19.14
March 31, 2004	$19.83	$15.72	$16.91
June 30, 2004	$18.53	$15.57	$18.30
September 30, 2004	$20.47	$16.31	$20.17
December 31, 2004	$22.85	$18.87	$21.25
March 31, 2005	$29.00	$19.34	$27.13
June 30, 2005	$29.47	$22.91	$28.13
September 30, 2005	$36.68	$27.31	$34.90
December 30, 2005	$36.34	$26.97	$30.52
March 31, 2006	$37.36	$30.81	$37.18
June 30, 2006	$39.75	$28.01	$33.16
September 29, 2006	$35.28	$29.06	$31.59
December 29, 2006	$36.17	$29.13	$32.68
March 30, 2007	$34.25	$28.84	$33.37
June 29, 2007	$44.70	$33.26	$42.26
September 28, 2007	$44.72	$37.43	$43.04
December 31, 2007	$52.25	$42.78	$50.84
March 31, 2008	$52.21	$40.85	$48.96
June 30, 2008	$76.20	$49.80	$74.50
September 30, 2008	$82.96	$45.31	$49.60
December 31, 2008	$47.97	$12.00	$16.49
March 31, 2009	$21.77	$10.34	$13.15
June 30, 2009	$22.24	$12.46	$14.92
September 30, 2009	$20.17	$12.01	$19.57
October 27, 2009*	$24.99	$17.43	$21.57

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FST

Initial price: $21.57

Protection level: 70.00%

Protection price: $15.10

Physical delivery amount: 46 ($1,000/Initial price)

Fractional shares: 0.360686

Coupon: 14.50% per annum

Maturity: April 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.25%		100.00%
+ 90%	7.25%		90.00%
+ 80%	7.25%		80.00%
+ 70%	7.25%		70.00%
+ 60%	7.25%		60.00%
+ 50%	7.25%		50.00%
+ 40%	7.25%		40.00%
+ 30%	7.25%		30.00%
+ 20%	7.25%		20.00%
+ 10%	7.25%		10.00%
+ 5%	7.25%		5.00%

0%	7.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.25%	2.25%	-5.00%
- 10%	7.25%	-2.75%	-10.00%
- 20%	7.25%	-12.75%	-20.00%
- 30%	7.25%	-22.75%	-30.00%
- 40%	N/A	-32.75%	-40.00%
- 50%	N/A	-42.75%	-50.00%
- 60%	N/A	-52.75%	-60.00%
- 70%	N/A	-62.75%	-70.00%
- 80%	N/A	-72.75%	-80.00%
- 90%	N/A	-82.75%	-90.00%
- 100%	N/A	-92.75%	-100.00%

Frontier Oil Corporation

According to publicly available information, Frontier Oil Corporation (the “Company”) is an independent energy company engaged in crude oil refining and the wholesale marketing of refined petroleum products. As of December 31, 2008, the Company operates refineries in Cheyenne, Wyoming and El Dorado, Kansas with a total annual average crude oil capacity of approximately 182,000 barrels per day. The Company’s marketing efforts are primarily focused in the Rocky Mountain region and the Plains States, which they believe are among the most attractive refined products markets in the United States.

The linked share’s SEC file number is 001-07627.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$4.45	$3.70	$4.31
March 31, 2004	$4.96	$4.02	$4.85
June 30, 2004	$5.30	$4.25	$5.30
September 30, 2004	$5.93	$4.56	$5.90
December 31, 2004	$6.73	$5.56	$6.67
March 31, 2005	$9.23	$5.98	$9.07
June 30, 2005	$14.91	$9.23	$14.68
September 30, 2005	$23.04	$13.42	$22.18
December 30, 2005	$22.94	$15.78	$18.77
March 31, 2006	$30.53	$19.02	$29.68
June 30, 2006	$32.95	$23.75	$32.40
September 29, 2006	$37.60	$24.33	$26.58
December 29, 2006	$32.99	$24.01	$28.74
March 30, 2007	$33.75	$25.47	$32.64
June 29, 2007	$45.75	$31.96	$43.77
September 28, 2007	$49.10	$31.61	$41.64
December 31, 2007	$49.11	$39.54	$40.58
March 31, 2008	$41.00	$25.23	$27.26
June 30, 2008	$32.99	$23.03	$23.91
September 30, 2008	$24.26	$16.50	$18.42
December 31, 2008	$18.36	$7.51	$12.63
March 31, 2009	$16.84	$11.80	$12.79
June 30, 2009	$18.40	$12.09	$13.11
September 30, 2009	$15.15	$12.01	$13.92
October 27, 2009*	$16.54	$12.93	$15.02

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FTO

Initial price: $15.02

Protection level: 70.00%

Protection price: $10.51

Physical delivery amount: 66 ($1,000/Initial price)

Fractional shares: 0.577896

Coupon: 12.75% per annum

Maturity: April 30, 2010

Dividend yield: 1.60% per annum

Coupon amount per monthly: $10.63

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.375%		100.80%
+ 90%	6.375%		90.80%
+ 80%	6.375%		80.80%
+ 70%	6.375%		70.80%
+ 60%	6.375%		60.80%
+ 50%	6.375%		50.80%
+ 40%	6.375%		40.80%
+ 30%	6.375%		30.80%
+ 20%	6.375%		20.80%
+ 10%	6.375%		10.80%
+ 5%	6.375%		5.80%

0%	6.375%		0.80%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.375%	1.375%	-4.20%
- 10%	6.375%	-3.625%	-9.20%
- 20%	6.375%	-13.625%	-19.20%
- 30%	6.375%	-23.625%	-29.20%
- 40%	N/A	-33.625%	-39.20%
- 50%	N/A	-43.625%	-49.20%
- 60%	N/A	-53.625%	-59.20%
- 70%	N/A	-63.625%	-69.20%
- 80%	N/A	-73.625%	-79.20%
- 90%	N/A	-83.625%	-89.20%
- 100%	N/A	-93.625%	-99.20%

Goldcorp Inc.

According to publicly available information, Goldcorp Inc. (the “Company”) is engaged in the acquisition, exploration, development and operation of precious metal properties. As of December 31, 2008, the Company’s principal product is gold. The principal products and sources of cash flow for the Company are derived from the sale of gold, silver and copper. As a result of the Wheaton Merger, in addition to gold, the Company also produces silver and copper. As a result of the Glamis Acquisition, the Company is expected to be a future producer of lead and zinc from the Peñasquito Project. There is a worldwide gold, silver, copper, lead and zinc market into which the Company can sell and, as a result, the Company will not be dependent on a particular purchaser with regard to the sale of the gold, silver, copper, lead and zinc which it produces. The Company is a corporation governed by the Business Corporations Act (Ontario).

The linked share’s SEC file number is 001-12970.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$18.50	$13.43	$15.95
March 31, 2004	$16.45	$12.89	$14.81
June 30, 2004	$15.05	$10.18	$11.67
September 30, 2004	$13.94	$10.93	$13.86
December 31, 2004	$15.79	$13.02	$15.04
March 31, 2005	$15.51	$12.90	$14.21
June 30, 2005	$16.09	$12.04	$15.78
September 30, 2005	$21.06	$15.01	$20.04
December 30, 2005	$22.78	$17.49	$22.28
March 31, 2006	$30.24	$23.06	$29.25
June 30, 2006	$41.66	$24.07	$30.22
September 29, 2006	$31.59	$21.64	$23.60
December 29, 2006	$31.47	$20.35	$28.44
March 30, 2007	$29.20	$23.01	$24.02
June 29, 2007	$26.93	$22.36	$23.69
September 28, 2007	$30.99	$21.00	$30.56
December 31, 2007	$37.70	$29.25	$33.93
March 31, 2008	$46.30	$31.86	$38.75
June 30, 2008	$47.75	$33.83	$46.17
September 30, 2008	$52.60	$24.73	$31.63
December 31, 2008	$33.84	$13.99	$31.53
March 31, 2009	$35.47	$23.03	$33.32
June 30, 2009	$40.75	$26.72	$34.75
September 30, 2009	$43.32	$31.84	$40.37
October 27, 2009*	$43.39	$37.52	$37.77

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GG

Initial price: $37.77

Protection level: 75.00%

Protection price: $28.33

Physical delivery amount: 26 ($1,000/Initial price)

Fractional shares: 0.476039

Coupon: 12.00% per annum

Maturity: April 30, 2010

Dividend yield: 0.48% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.24%
+ 90%	6.00%		90.24%
+ 80%	6.00%		80.24%
+ 70%	6.00%		70.24%
+ 60%	6.00%		60.24%
+ 50%	6.00%		50.24%
+ 40%	6.00%		40.24%
+ 30%	6.00%		30.24%
+ 20%	6.00%		20.24%
+ 10%	6.00%		10.24%
+ 5%	6.00%		5.24%

0%	6.00%		0.24%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-4.76%
- 10%	6.00%	-4.00%	-9.76%
- 20%	6.00%	-14.00%	-19.76%
- 30%	N/A	-24.00%	-29.76%
- 40%	N/A	-34.00%	-39.76%
- 50%	N/A	-44.00%	-49.76%
- 60%	N/A	-54.00%	-59.76%
- 70%	N/A	-64.00%	-69.76%
- 80%	N/A	-74.00%	-79.76%
- 90%	N/A	-84.00%	-89.76%
- 100%	N/A	-94.00%	-99.76%

Garmin Ltd.

According to publicly available information, Garmin Ltd. (the “Company”) is a leading, worldwide provider of navigation, communications and information devices, most of which are enabled by Global Positioning System (“GPS”) technology. The Company designs, develops, manufactures and markets a diverse family of hand-held, portable and fixed-mount GPS-enabled products and other navigation, communications and information products for the automotive/mobile, outdoor/fitness, marine, and general aviation markets.

Since the inception of its business, the Company has delivered over 48 million products, which includes the delivery of 16.9 million products as of December 31, 2008. The Company’s target markets are currently broken down into four main segments—automotive/mobile, outdoor/fitness, marine and aviation.

The linked share’s SEC file number is: 0-31983.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$28.92	$20.49	$27.24
March 31, 2004	$29.73	$19.86	$21.36
June 30, 2004	$22.00	$14.04	$18.52
September 30, 2004	$21.96	$15.76	$21.63
December 31, 2004	$31.04	$21.55	$30.42
March 31, 2005	$30.72	$21.77	$23.16
June 30, 2005	$23.63	$19.53	$21.38
September 30, 2005	$34.04	$21.50	$33.92
December 30, 2005	$35.34	$27.00	$33.18
March 31, 2006	$42.39	$29.75	$39.72
June 30, 2006	$54.75	$39.97	$52.72
September 29, 2006	$54.10	$41.20	$48.78
December 29, 2006	$56.89	$44.53	$55.66
March 30, 2007	$59.30	$48.46	$54.15
June 29, 2007	$75.23	$52.18	$73.97
September 28, 2007	$122.76	$73.58	$119.40
December 31, 2007	$125.68	$80.94	$97.00
March 31, 2008	$95.58	$52.76	$54.01
June 30, 2008	$56.94	$39.75	$42.84
September 30, 2008	$49.89	$30.73	$33.94
December 31, 2008	$33.88	$14.40	$19.17
March 31, 2009	$23.48	$15.02	$21.21
June 30, 2009	$26.29	$19.48	$23.82
September 30, 2009	$38.18	$22.20	$37.74
October 27, 2009*	$39.64	$34.50	$37.78

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GRMN

Initial price: $37.78

Protection level: 70.00%

Protection price: $26.45

Physical delivery amount: 26 ($1,000/Initial price)

Fractional shares: 0.469031

Coupon: 11.25% per annum

Maturity: April 30, 2010

Dividend yield: 1.99% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.625%		101.00%
+ 90%	5.625%		91.00%
+ 80%	5.625%		81.00%
+ 70%	5.625%		71.00%
+ 60%	5.625%		61.00%
+ 50%	5.625%		51.00%
+ 40%	5.625%		41.00%
+ 30%	5.625%		31.00%
+ 20%	5.625%		21.00%
+ 10%	5.625%		11.00%
+ 5%	5.625%		6.00%

0%	5.625%		1.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.625%	-4.00%
- 10%	5.625%	-4.375%	-9.00%
- 20%	5.625%	-14.375%	-19.00%
- 30%	5.625%	-24.375%	-29.00%
- 40%	N/A	-34.375%	-39.00%
- 50%	N/A	-44.375%	-49.00%
- 60%	N/A	-54.375%	-59.00%
- 70%	N/A	-64.375%	-69.00%
- 80%	N/A	-74.375%	-79.00%
- 90%	N/A	-84.375%	-89.00%
- 100%	N/A	-94.375%	-99.00%

The Goodyear Tire & Rubber Company

According to publicly available information, the Goodyear Tire & Rubber Company (the “Company”) is an Ohio corporation organized in 1898. Its principal offices are located at 1144 East Market Street, Akron, Ohio 44316-0001. As of December 31, 2008, The Company’s net sales were approximately $19.5 billion and it had a net loss in 2008 of $77 million. Together with its U.S. and international subsidiaries and joint ventures, the Company develops, manufactures, markets and distributes tires for most applications. It also manufactures and markets several lines of power transmission belts, hoses and other rubber products for the transportation industry and various industrial and chemical markets, and rubber-related chemicals for various applications. The Company is one of the world’s largest operators of commercial truck service and tire retreading centers. In addition, the Company operates more than 1,600 tire and auto service center outlets where it offers its products for retail sale and provides automotive repair and other services. The Company manufactures its products in 61 manufacturing facilities in 25 countries, including the United States, and it has marketing operations in almost every country around the world. The Company employs approximately 74,700 associates worldwide.

The linked share’s SEC file number is 001-01927.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$7.94	$6.05	$7.86
March 31, 2004	$11.90	$7.06	$8.54
June 30, 2004	$10.40	$7.66	$9.09
September 30, 2004	$12.00	$9.09	$10.74
December 31, 2004	$15.01	$9.21	$14.66
March 31, 2005	$16.08	$13.11	$13.35
June 30, 2005	$15.45	$11.24	$14.90
September 30, 2005	$18.57	$14.65	$15.59
December 30, 2005	$18.18	$12.81	$17.38
March 31, 2006	$19.30	$12.78	$14.48
June 30, 2006	$15.42	$10.35	$11.10
September 29, 2006	$15.05	$9.76	$14.50
December 29, 2006	$21.35	$13.64	$20.99
March 30, 2007	$32.16	$21.40	$31.19
June 29, 2007	$36.59	$30.96	$34.76
September 28, 2007	$36.90	$23.83	$30.41
December 31, 2007	$31.36	$25.34	$28.22
March 31, 2008	$29.87	$22.36	$25.80
June 30, 2008	$30.10	$17.53	$17.83
September 30, 2008	$23.10	$14.16	$15.31
December 31, 2008	$15.11	$3.94	$5.97
March 31, 2009	$8.09	$3.17	$6.26
June 30, 2009	$14.26	$6.00	$11.26
September 30, 2009	$18.84	$9.98	$17.03
October 27, 2009*	$18.23	$15.17	$16.74

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GT

Initial price: $16.74

Protection level: 70.00%

Protection price: $11.72

Physical delivery amount: 59 ($1,000/Initial price)

Fractional shares: 0.737157

Coupon: 14.00% per annum

Maturity: April 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.00%
+ 90%	7.00%		90.00%
+ 80%	7.00%		80.00%
+ 70%	7.00%		70.00%
+ 60%	7.00%		60.00%
+ 50%	7.00%		50.00%
+ 40%	7.00%		40.00%
+ 30%	7.00%		30.00%
+ 20%	7.00%		20.00%
+ 10%	7.00%		10.00%
+ 5%	7.00%		5.00%

0%	7.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.000%	2.00%	-5.00%
- 10%	7.000%	-3.00%	-10.00%
- 20%	7.000%	-13.00%	-20.00%
- 30%	7.000%	-23.00%	-30.00%
- 40%	N/A	-33.00%	-40.00%
- 50%	N/A	-43.00%	-50.00%
- 60%	N/A	-53.00%	-60.00%
- 70%	N/A	-63.00%	-70.00%
- 80%	N/A	-73.00%	-80.00%
- 90%	N/A	-83.00%	-90.00%
- 100%	N/A	-93.00%	-100.00%

The Hartford Financial Services Group, Inc.

According to publicly available information, The Hartford Financial Services Group, Inc. (the “Company”) is a diversified insurance and financial services company. The Company, headquartered in Connecticut, is a provider of investment products, individual life, group life and group disability insurance products, and property and casualty insurance products in the United States. Hartford Fire Insurance Company, founded in 1810, is the oldest of the Company’s subsidiaries. The Company writes insurance in the United States and internationally. At December 31, 2008, total assets and total stockholders’ equity of the Company were $287.6 billion and $9.3 billion, respectively.

The linked share’s SEC file number is 001-13958.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$59.27	$52.14	$59.03
March 31, 2004	$66.70	$58.75	$63.70
June 30, 2004	$69.12	$61.06	$68.74
September 30, 2004	$69.05	$58.08	$61.93
December 31, 2004	$69.57	$52.73	$69.31
March 31, 2005	$74.07	$65.98	$68.56
June 30, 2005	$77.52	$65.35	$74.78
September 30, 2005	$82.50	$71.53	$77.17
December 30, 2005	$89.49	$72.57	$85.89
March 31, 2006	$89.12	$79.24	$80.55
June 30, 2006	$93.95	$80.14	$84.60
September 29, 2006	$88.51	$79.55	$86.75
December 29, 2006	$93.75	$83.78	$93.31
March 30, 2007	$97.95	$90.30	$95.58
June 29, 2007	$106.23	$94.89	$98.51
September 28, 2007	$100.54	$83.00	$92.55
December 31, 2007	$99.14	$86.37	$87.19
March 31, 2008	$87.88	$63.98	$75.77
June 30, 2008	$79.88	$64.41	$64.57
September 30, 2008	$68.35	$31.50	$40.99
December 31, 2008	$39.74	$4.16	$16.42
March 31, 2009	$19.91	$3.33	$7.85
June 30, 2009	$18.16	$7.16	$11.87
September 30, 2009	$29.00	$10.00	$26.50
October 27, 2009*	$29.59	$23.06	$24.09

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HIG

Initial price: $24.09

Protection level: 65.00%

Protection price: $15.66

Physical delivery amount: 41 ($1,000/Initial price)

Fractional shares: 0.511000

Coupon: 18.50% per annum

Maturity: April 30, 2010

Dividend yield: 1.95% per annum

Coupon amount per monthly: $15.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		100.98%
+ 90%	9.25%		90.98%
+ 80%	9.25%		80.98%
+ 70%	9.25%		70.98%
+ 60%	9.25%		60.98%
+ 50%	9.25%		50.98%
+ 40%	9.25%		40.98%
+ 30%	9.25%		30.98%
+ 20%	9.25%		20.98%
+ 10%	9.25%		10.98%
+ 5%	9.25%		5.98%

0%	9.25%		0.98%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-4.02%
- 10%	9.25%	-0.75%	-9.02%
- 20%	9.25%	-10.75%	-19.02%
- 30%	9.25%	-20.75%	-29.02%
- 40%	N/A	-30.75%	-39.02%
- 50%	N/A	-40.75%	-49.02%
- 60%	N/A	-50.75%	-59.02%
- 70%	N/A	-60.75%	-69.02%
- 80%	N/A	-70.75%	-79.02%
- 90%	N/A	-80.75%	-89.02%
- 100%	N/A	-90.75%	-99.02%

Harley-Davidson, Inc.

Harley-Davidson, Inc. (the “Company”) was incorporated in 1981. As of December 31, 2008, the Company operates in two segments: the Motorcycles & Related Products segment and the Financial Services segment.

The Motorcycles segment includes the groups of companies doing business as Harley-Davidson Motor Company (HDMC), Buell Motorcycle Company (Buell) and MV Agusta (MV), which was acquired in 2008. The Motorcycles segment designs, manufactures and sells at wholesale primarily heavyweight (engine displacement of 651+cc) touring, custom and performance motorcycles as well as a complete line of motorcycle parts, accessories, clothing and collectibles. The Company, which is the only major American motorcycle manufacturer, has had the largest share of the United States heavyweight (651+cc) motorcycle market since 1986.

The Financial Services (Financial Services) segment includes the group of companies doing business as Harley-Davidson Financial Services (HDFS). HDFS provides wholesale and retail financing and insurance programs primarily to Harley-Davidson and Buell dealers and their retail customers. HDFS conducts business in the United States, Canada and Europe.

The linked share’s SEC file number is 001-09183.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$52.50	$44.57	$47.53
March 31, 2004	$54.40	$45.20	$53.34
June 30, 2004	$62.31	$52.31	$61.94
September 30, 2004	$63.75	$56.42	$59.44
December 31, 2004	$61.24	$55.01	$60.75
March 31, 2005	$62.49	$57.20	$57.76
June 30, 2005	$59.14	$45.14	$49.60
September 30, 2005	$54.23	$46.47	$48.44
December 30, 2005	$55.93	$44.40	$51.49
March 31, 2006	$54.88	$47.95	$51.88
June 30, 2006	$55.43	$47.86	$54.89
September 29, 2006	$65.76	$50.74	$62.75
December 29, 2006	$75.87	$62.19	$70.47
March 30, 2007	$74.03	$57.91	$58.75
June 29, 2007	$66.00	$58.75	$59.61
September 28, 2007	$63.38	$45.92	$46.21
December 31, 2007	$51.75	$44.37	$46.71
March 31, 2008	$46.61	$34.17	$37.50
June 30, 2008	$41.75	$34.20	$36.26
September 30, 2008	$48.00	$32.18	$37.30
December 31, 2008	$36.92	$11.54	$16.97
March 31, 2009	$20.01	$7.99	$13.39
June 30, 2009	$22.73	$12.90	$16.21
September 30, 2009	$25.56	$14.99	$23.00
October 27, 2009*	$29.08	$20.76	$26.33

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HOG

Initial price: $26.33

Protection level: 75.00%

Protection price: $19.75

Physical delivery amount: 37 ($1,000/Initial price)

Fractional shares: 0.979491

Coupon: 13.00% per annum

Maturity: April 30, 2010

Dividend yield: 2.39% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		101.20%
+ 90%	6.50%		91.20%
+ 80%	6.50%		81.20%
+ 70%	6.50%		71.20%
+ 60%	6.50%		61.20%
+ 50%	6.50%		51.20%
+ 40%	6.50%		41.20%
+ 30%	6.50%		31.20%
+ 20%	6.50%		21.20%
+ 10%	6.50%		11.20%
+ 5%	6.50%		6.20%

0%	6.50%		1.20%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-3.80%
- 10%	6.50%	-3.50%	-8.80%
- 20%	6.50%	-13.50%	-18.80%
- 30%	N/A	-23.50%	-28.80%
- 40%	N/A	-33.50%	-38.80%
- 50%	N/A	-43.50%	-48.80%
- 60%	N/A	-53.50%	-58.80%
- 70%	N/A	-63.50%	-68.80%
- 80%	N/A	-73.50%	-78.80%
- 90%	N/A	-83.50%	-88.80%
- 100%	N/A	-93.50%	-98.80%

International Paper Co.

According to publicly available information, International Paper Co. (the “Company”) is a global paper and packaging company that is complemented by an extensive North American merchant distribution system, with primary markets and manufacturing operations in North America, Europe, Latin America, Russia, Asia and North Africa.

In the United States at December 31, 2008, including the Containerboard, Packaging and Recycling business (CBPR) acquired in August 2008 from Weyerhaeuser Company, the Company operated 23 pulp, paper and packaging mills, 157 converting and packaging plants, 19 recycling plants and three bag facilities. Production facilities at December 31, 2008 in Europe, Asia, Latin America and South America included eight pulp, paper and packaging mills, 53 converting and packaging plants, and two recycling plants. The Company distributes printing, packaging, graphic arts, maintenance and industrial products principally through over 237 distribution branches in the United States and 35 distribution branches located in Canada, Mexico and Asia. At December 31, 2008, the Company owned or managed approximately 200,000 acres of forestlands in the United States, approximately 250,000 acres in Brazil.

The Company is a New York corporation, incorporated in 1941 as the successor to the New York corporation of the same name organized in 1898. The Company’s home page on the Internet is www.internationalpaper.com.

The linked share’s SEC file number is 001-03157.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$43.32	$36.57	$43.11
March 31, 2004	$45.01	$39.80	$42.26
June 30, 2004	$44.81	$37.91	$44.70
September 30, 2004	$44.65	$38.24	$40.41
December 31, 2004	$42.52	$37.16	$42.00
March 31, 2005	$42.48	$35.67	$36.79
June 30, 2005	$37.91	$30.16	$30.21
September 30, 2005	$34.95	$29.45	$29.80
December 30, 2005	$34.90	$26.97	$33.61
March 31, 2006	$36.39	$32.10	$34.57
June 30, 2006	$37.98	$30.69	$32.30
September 29, 2006	$36.00	$31.52	$34.63
December 29, 2006	$35.63	$31.85	$34.10
March 30, 2007	$38.00	$32.75	$36.40
June 29, 2007	$39.94	$36.34	$39.05
September 28, 2007	$41.57	$31.06	$35.87
December 31, 2007	$37.30	$31.43	$32.38
March 31, 2008	$33.77	$26.59	$27.20
June 30, 2008	$29.37	$23.15	$23.30
September 30, 2008	$31.07	$21.66	$26.18
December 31, 2008	$26.64	$10.20	$11.80
March 31, 2009	$12.74	$3.93	$7.04
June 30, 2009	$15.96	$6.82	$15.13
September 30, 2009	$25.30	$13.82	$22.23
October 27, 2009*	$25.40	$20.62	$22.63

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IP

Initial price: $22.63

Protection level: 70.00%

Protection price: $15.84

Physical delivery amount: 44 ($1,000/Initial price)

Fractional shares: 0.189129

Coupon: 11.50% per annum

Maturity: April 30, 2010

Dividend yield: 2.43% per annum

Coupon amount per monthly: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		101.22%
+ 90%	5.75%		91.22%
+ 80%	5.75%		81.22%
+ 70%	5.75%		71.22%
+ 60%	5.75%		61.22%
+ 50%	5.75%		51.22%
+ 40%	5.75%		41.22%
+ 30%	5.75%		31.22%
+ 20%	5.75%		21.22%
+ 10%	5.75%		11.22%
+ 5%	5.75%		6.22%

0%	5.75%		1.22%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-3.78%
- 10%	5.75%	-4.25%	-8.78%
- 20%	5.75%	-14.25%	-18.78%
- 30%	5.75%	-24.25%	-28.78%
- 40%	N/A	-34.25%	-38.78%
- 50%	N/A	-44.25%	-48.78%
- 60%	N/A	-54.25%	-58.78%
- 70%	N/A	-64.25%	-68.78%
- 80%	N/A	-74.25%	-78.78%
- 90%	N/A	-84.25%	-88.78%
- 100%	N/A	-94.25%	-98.78%

J.C. Penney Company, Inc.

According to publicly available information, J. C. Penney Company, Inc. (the “Company”) is a holding company whose principal operating subsidiary is J. C. Penney Corporation, Inc. J. C. Penney Corporation, Inc. was incorporated in Delaware in 1924, and the Company was incorporated in Delaware in 2002, when the holding company structure was implemented. The holding company has no independent assets or operations, and no direct subsidiaries other than J. C. Penney Corporation, Inc.

Since it was founded by James Cash Penney in 1902, the Company has grown to be a major retailer, operating 1,093 JCPenney department stores in 49 states and Puerto Rico as of January 31, 2009. The Company’s business consists of selling merchandise and services to consumers through its department stores and Direct (Internet/catalog) channels. Department stores and Direct generally serve the same type of customers and provide virtually the same mix of merchandise, and department stores accept returns from sales made in stores, via the Internet and through catalogs. The Company markets apparel, jewelry, shoes, accessories and home furnishings. In addition, the department stores provide customers with services such as salon, optical, portrait photography and custom decorating.

The linked share’s SEC file number is: 001-15274.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$26.42	$21.45	$26.28
March 31, 2004	$34.94	$25.29	$34.78
June 30, 2004	$39.23	$31.10	$37.76
September 30, 2004	$41.31	$34.95	$35.28
December 31, 2004	$41.82	$34.03	$41.40
March 31, 2005	$53.40	$40.26	$51.92
June 30, 2005	$53.71	$43.80	$52.58
September 30, 2005	$57.99	$45.28	$47.42
December 30, 2005	$56.99	$44.16	$55.60
March 31, 2006	$63.14	$54.20	$60.41
June 30, 2006	$68.78	$57.44	$67.51
September 29, 2006	$69.49	$61.22	$68.39
December 29, 2006	$82.45	$67.60	$77.36
March 30, 2007	$87.18	$75.23	$82.16
June 29, 2007	$84.70	$69.10	$72.38
September 28, 2007	$76.99	$61.54	$63.37
December 31, 2007	$69.25	$39.98	$43.99
March 31, 2008	$51.42	$33.27	$37.71
June 30, 2008	$46.55	$35.68	$36.29
September 30, 2008	$44.20	$27.65	$33.34
December 31, 2008	$33.70	$13.95	$19.70
March 31, 2009	$22.90	$13.72	$20.07
June 30, 2009	$32.85	$19.49	$28.71
September 30, 2009	$34.54	$25.67	$33.75
October 27, 2009*	$37.21	$32.04	$33.91

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JCP

Initial price: $33.91

Protection level: 75.00%

Protection price: $25.43

Physical delivery amount: 29 ($1,000/Initial price)

Fractional shares: 0.489826

Coupon: 11.00% per annum

Maturity: April 30, 2010

Dividend yield: 2.36% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		101.18%
+ 90%	5.50%		91.18%
+ 80%	5.50%		81.18%
+ 70%	5.50%		71.18%
+ 60%	5.50%		61.18%
+ 50%	5.50%		51.18%
+ 40%	5.50%		41.18%
+ 30%	5.50%		31.18%
+ 20%	5.50%		21.18%
+ 10%	5.50%		11.18%
+ 5%	5.50%		6.18%

0%	5.50%		1.18%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-3.82%
- 10%	5.50%	-4.50%	-8.82%
- 20%	5.50%	-14.50%	-18.82%
- 30%	N/A	-24.50%	-28.82%
- 40%	N/A	-34.50%	-38.82%
- 50%	N/A	-44.50%	-48.82%
- 60%	N/A	-54.50%	-58.82%
- 70%	N/A	-64.50%	-68.82%
- 80%	N/A	-74.50%	-78.82%
- 90%	N/A	-84.50%	-88.82%
- 100%	N/A	-94.50%	-98.82%

Joy Global Inc.

According to publicly available information, Joy Global Inc. (the “Company”) is a manufacturer and servicer of high productivity mining equipment for the extraction of coal and other minerals and ores. In February 2008, the Company acquired N.E.S. Investment Co. and its wholly owned subsidiary, Continental Global Group, Inc. (“Continental”), a producer in conveyor systems for bulk material handling in mining and industrial applications. The Company’s equipment is used in major mining regions throughout the world to mine coal, copper, iron ore, oil sands and other minerals. The Company operates in two business segments: underground mining machinery (Joy Mining Machinery or “Joy”) and surface mining equipment (P&H Mining Equipment or “P&H”). Joy manufactures underground mining equipment for the extraction of coal and other bedded minerals and offers service locations near major mining regions worldwide. It has facilities in Australia, South Africa, the United Kingdom, and the United States. Joy products include: continuous miners; longwall shearers; powered roof supports; armored face conveyors; shuttle cars; flexible conveyor trains; complete longwall mining systems (consisting of powered roof supports, an armored face conveyor and a longwall shearer); and roof bolters. Sales of original equipment for the mining industry, as a class of products, accounted for 42%, 37%, and 39% of our consolidated sales for fiscal 2008, 2007, and 2006, respectively. Joy also maintains a network of service and replacement parts distribution centers to rebuild and service equipment and to sell replacement parts in support of its installed base. P&H produces surface mining equipment for the extraction of ores and minerals and provides operational support for many types of equipment used in surface mining. P&H products include electric mining shovels and rotary blasthole drills and walking draglines for open-pit mining operations. P&H has facilities in Australia, Brazil, Canada, Chile, China, South Africa, and the United States. P&H products are used in mining copper, coal, iron ore, oil sands, silver, gold, diamonds, phosphate, and other minerals and ores.

The linked share’s SEC file number is 1-09299.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$11.89	$7.22	$11.62
March 31, 2004	$13.32	$11.00	$12.48
June 30, 2004	$13.56	$10.44	$13.31
September 30, 2004	$15.69	$11.97	$15.28
December 31, 2004	$19.86	$14.38	$19.30
March 31, 2005	$26.17	$17.18	$23.37
June 30, 2005	$25.80	$19.85	$22.39
September 30, 2005	$34.04	$22.03	$33.64
December 30, 2005	$41.94	$27.00	$40.00
March 31, 2006	$61.91	$41.57	$59.77
June 30, 2006	$72.23	$44.75	$52.09
September 29, 2006	$53.80	$31.32	$37.61
December 29, 2006	$50.77	$35.59	$48.34
March 30, 2007	$55.80	$40.36	$42.90
June 29, 2007	$61.99	$42.43	$58.33
September 28, 2007	$65.50	$42.10	$50.86
December 31, 2007	$67.57	$48.76	$65.82
March 31, 2008	$72.00	$47.97	$65.16
June 30, 2008	$89.98	$62.76	$75.83
September 30, 2008	$78.55	$35.82	$45.14
December 31, 2008	$44.70	$14.30	$22.89
March 31, 2009	$28.06	$15.38	$21.30
June 30, 2009	$42.25	$20.29	$35.72
September 30, 2009	$50.56	$30.21	$48.94
October 27, 2009*	$59.24	$43.81	$53.52

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JOYG

Initial price: $53.52

Protection level: 70.00%

Protection price: $37.46

Physical delivery amount: 18 ($1,000/Initial price)

Fractional shares: 0.684604

Coupon: 14.00% per annum

Maturity: April 30, 2010

Dividend yield: 1.31% per annum

Coupon amount per monthly: $11.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.66%
+ 90%	7.00%		90.66%
+ 80%	7.00%		80.66%
+ 70%	7.00%		70.66%
+ 60%	7.00%		60.66%
+ 50%	7.00%		50.66%
+ 40%	7.00%		40.66%
+ 30%	7.00%		30.66%
+ 20%	7.00%		20.66%
+ 10%	7.00%		10.66%
+ 5%	7.00%		5.66%

0%	7.00%		0.66%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-4.34%
- 10%	7.00%	-3.00%	-9.34%
- 20%	7.00%	-13.00%	-19.34%
- 30%	7.00%	-23.00%	-29.34%
- 40%	N/A	-33.00%	-39.34%
- 50%	N/A	-43.00%	-49.34%
- 60%	N/A	-53.00%	-59.34%
- 70%	N/A	-63.00%	-69.34%
- 80%	N/A	-73.00%	-79.34%
- 90%	N/A	-83.00%	-89.34%
- 100%	N/A	-93.00%	-99.34%

Lincoln National Corp.

According to publicly available information, Lincoln National Corp. (the “Company”) is a holding company, which operates multiple insurance and investment management businesses through subsidiary companies. Through the Company’s business segments, they sell a wide range of wealth protection, accumulation and retirement income products and solutions. The Company was organized under the laws of the state of Indiana in 1968. The Company currently maintains their principal executive offices in Radnor, Pennsylvania, which were previously located in Philadelphia, Pennsylvania. As of December 31, 2008, the Company had consolidated assets of $163.1 billion and consolidated stockholders’ equity of $8.0 billion. On July 21, 2008, the Company announced the realignment of their segments under their former Employer Markets and Individual Markets operating businesses into two new operating businesses—Retirement Solutions and Insurance Solutions.

The linked share’s SEC file number is 01-06028.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$41.32	$35.41	$40.37
March 31, 2004	$48.87	$40.06	$47.32
June 30, 2004	$50.38	$43.26	$47.25
September 30, 2004	$47.50	$41.90	$47.00
December 31, 2004	$48.70	$40.79	$46.68
March 31, 2005	$49.42	$44.36	$45.14
June 30, 2005	$47.77	$41.59	$46.92
September 30, 2005	$52.42	$46.59	$52.02
December 30, 2005	$54.40	$46.94	$53.03
March 31, 2006	$57.96	$52.00	$54.59
June 30, 2006	$60.51	$54.30	$56.44
September 29, 2006	$63.47	$53.94	$62.08
December 29, 2006	$66.72	$61.74	$66.40
March 30, 2007	$71.18	$64.29	$67.79
June 29, 2007	$74.72	$66.90	$70.95
September 28, 2007	$72.27	$54.42	$65.97
December 31, 2007	$69.68	$55.86	$58.22
March 31, 2008	$58.11	$45.64	$52.00
June 30, 2008	$56.78	$45.18	$45.32
September 30, 2008	$59.20	$39.99	$42.81
December 31, 2008	$43.20	$4.76	$18.84
March 31, 2009	$25.57	$4.90	$6.69
June 30, 2009	$19.99	$5.53	$17.21
September 30, 2009	$27.82	$14.35	$25.91
October 27, 2009*	$28.09	$22.99	$23.56

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LNC

Initial price: $23.56

Protection level: 70.00%

Protection price: $16.49

Physical delivery amount: 42 ($1,000/Initial price)

Fractional shares: 0.444822

Coupon: 16.00% per annum

Maturity: April 30, 2010

Dividend yield: 1.02% per annum

Coupon amount per monthly: $13.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		100.51%
+ 90%	8.00%		90.51%
+ 80%	8.00%		80.51%
+ 70%	8.00%		70.51%
+ 60%	8.00%		60.51%
+ 50%	8.00%		50.51%
+ 40%	8.00%		40.51%
+ 30%	8.00%		30.51%
+ 20%	8.00%		20.51%
+ 10%	8.00%		10.51%
+ 5%	8.00%		5.51%

0%	8.00%		0.51%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-4.49%
- 10%	8.00%	-2.00%	-9.49%
- 20%	8.00%	-12.00%	-19.49%
- 30%	8.00%	-22.00%	-29.49%
- 40%	N/A	-32.00%	-39.49%
- 50%	N/A	-42.00%	-49.49%
- 60%	N/A	-52.00%	-59.49%
- 70%	N/A	-62.00%	-69.49%
- 80%	N/A	-72.00%	-79.49%
- 90%	N/A	-82.00%	-89.49%
- 100%	N/A	-92.00%	-99.49%

MetLife, Inc.

According to publicly available information, MetLife, Inc. (the “Company”) is a Delaware corporation incorporated in 1999. As of December 31, 2008, the Company is one of the leading providers of individual insurance, employee benefits and financial services with operations throughout the United States and the regions of Latin America, Europe, and Asia Pacific. Through the Company’s subsidiaries and affiliates, they offer life insurance, annuities, automobile and homeowners insurance, retail banking and other financial services to individuals, as well as group insurance and retirement & savings products and services to corporations and other institutions.

The Company is one of the largest insurance and financial services companies in the United States. The Company franchises and brand names uniquely position us to be the preeminent provider of protection and savings and investment products in the United States. In addition, the Company’s international operations are focused on markets where the demand for insurance and savings and investment products is expected to grow rapidly in the future.

The linked share’s SEC file number is 001-15787.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$34.14	$28.29	$33.67
March 31, 2004	$35.98	$32.30	$35.68
June 30, 2004	$36.70	$32.60	$35.85
September 30, 2004	$38.91	$33.65	$38.65
December 31, 2004	$41.27	$32.99	$40.51
March 31, 2005	$41.80	$38.29	$39.10
June 30, 2005	$45.83	$37.29	$44.94
September 30, 2005	$50.25	$44.97	$49.83
December 30, 2005	$52.57	$46.40	$49.00
March 31, 2006	$52.07	$48.14	$48.37
June 30, 2006	$53.48	$48.00	$51.21
September 29, 2006	$57.80	$49.33	$56.68
December 29, 2006	$59.86	$56.08	$59.01
March 30, 2007	$66.25	$58.74	$63.15
June 29, 2007	$69.35	$62.80	$64.48
September 28, 2007	$70.27	$58.49	$69.73
December 31, 2007	$71.23	$59.73	$61.62
March 31, 2008	$62.53	$52.46	$60.26
June 30, 2008	$63.60	$52.61	$52.77
September 30, 2008	$65.45	$43.75	$56.00
December 31, 2008	$53.49	$15.73	$34.86
March 31, 2009	$37.38	$11.37	$22.77
June 30, 2009	$35.52	$21.27	$30.01
September 30, 2009	$41.45	$26.03	$38.07
October 27, 2009*	$38.75	$34.78	$34.97

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MET

Initial price: $34.97

Protection level: 70.00%

Protection price: $24.48

Physical delivery amount: 28 ($1,000/Initial price)

Fractional shares: 0.595939

Coupon: 12.00% per annum

Maturity: April 30, 2010

Dividend yield: 2.12% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		101.06%
+ 90%	6.00%		91.06%
+ 80%	6.00%		81.06%
+ 70%	6.00%		71.06%
+ 60%	6.00%		61.06%
+ 50%	6.00%		51.06%
+ 40%	6.00%		41.06%
+ 30%	6.00%		31.06%
+ 20%	6.00%		21.06%
+ 10%	6.00%		11.06%
+ 5%	6.00%		6.06%

0%	6.00%		1.06%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-3.94%
- 10%	6.00%	-4.00%	-8.94%
- 20%	6.00%	-14.00%	-18.94%
- 30%	6.00%	-24.00%	-28.94%
- 40%	N/A	-34.00%	-38.94%
- 50%	N/A	-44.00%	-48.94%
- 60%	N/A	-54.00%	-58.94%
- 70%	N/A	-64.00%	-68.94%
- 80%	N/A	-74.00%	-78.94%
- 90%	N/A	-84.00%	-88.94%
- 100%	N/A	-94.00%	-98.94%

The Mosaic Company

According to publicly available information, The Mosaic Company (the “Company”) is a producer and marketer of concentrated phosphate and potash crop nutrients for the global agriculture industry. The Company is a single source supplier of phosphate-, potash- and nitrogen-based crop nutrients and animal feed ingredients. The Company serves customers in approximately 40 countries. The Company has phosphate mining operations in Florida and phosphate production facilities in Florida and Louisiana; potash mines and production facilities in Saskatchewan, Canada, New Mexico and Michigan; strategic equity investments in phosphate and nitrogen production facilities in Brazil; and other production, blending or distribution operations or equity investments in nearly a dozen countries.

The Company is a Delaware corporation that was incorporated in January 2004 to serve as the parent company of the business that was formed through the business combination of IMC Global Inc. and the fertilizer businesses of Cargill, Incorporated.

As of May 31, 2009, Cargill owned approximately 64.3% of the Company’s outstanding common stock. The Company is publicly traded on the New York Stock Exchange under the ticker symbol “MOS” and are headquartered in Plymouth, Minnesota.

The Company conducts their business through wholly and majority-owned subsidiaries as well as businesses in which they own less than a majority or a non-controlling equity interest. The Company is organized into three business segments: Phosphates, Potash and Offshore.

The linked share’s SEC file number is 001-32327.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	$18.58	$14.80	$16.32
March 31, 2005	$17.42	$14.60	$17.06
June 30, 2005	$17.16	$12.38	$15.56
September 30, 2005	$17.98	$15.11	$16.02
December 30, 2005	$15.62	$12.51	$14.63
March 31, 2006	$17.14	$13.78	$14.35
June 30, 2006	$17.28	$13.31	$15.65
September 29, 2006	$17.12	$14.03	$16.90
December 29, 2006	$23.54	$16.20	$21.36
March 30, 2007	$28.84	$19.49	$26.66
June 29, 2007	$40.96	$26.44	$39.02
September 28, 2007	$54.83	$32.50	$53.52
December 31, 2007	$97.60	$48.72	$94.34
March 31, 2008	$119.78	$71.00	$102.60
June 30, 2008	$163.22	$95.00	$144.70
September 30, 2008	$146.92	$62.21	$68.02
December 31, 2008	$71.50	$21.94	$34.60
March 31, 2009	$49.78	$31.17	$41.98
June 30, 2009	$59.33	$37.10	$44.30
September 30, 2009	$55.73	$39.39	$48.07
October 27, 2009*	$54.98	$45.00	$49.09

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MOS

Initial price: $49.09

Protection level: 75.00%

Protection price: $36.82

Physical delivery amount: 20 ($1,000/Initial price)

Fractional shares: 0.370748

Coupon: 11.50% per annum

Maturity: April 30, 2010

Dividend yield: 0.41% per annum

Coupon amount per monthly: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.21%
+ 90%	5.75%		90.21%
+ 80%	5.75%		80.21%
+ 70%	5.75%		70.21%
+ 60%	5.75%		60.21%
+ 50%	5.75%		50.21%
+ 40%	5.75%		40.21%
+ 30%	5.75%		30.21%
+ 20%	5.75%		20.21%
+ 10%	5.75%		10.21%
+ 5%	5.75%		5.21%

0%	5.75%		0.21%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-4.79%
- 10%	5.75%	-4.25%	-9.79%
- 20%	5.75%	-14.25%	-19.79%
- 30%	N/A	-24.25%	-29.79%
- 40%	N/A	-34.25%	-39.79%
- 50%	N/A	-44.25%	-49.79%
- 60%	N/A	-54.25%	-59.79%
- 70%	N/A	-64.25%	-69.79%
- 80%	N/A	-74.25%	-79.79%
- 90%	N/A	-84.25%	-89.79%
- 100%	N/A	-94.25%	-99.79%

Nokia Corporation

According to publicly available information, Nokia Corporation (the “Company”) is a public limited liability company incorporated under the laws of the Republic of Finland. The Company makes a wide range of mobile devices with services and software that enable people to experience music, navigation, video, television, imaging, games, business mobility and more. For 2008, the Company’s net sales totaled EUR 50.7 billion (USD 70.6 billion) and net profit was EUR 4.0 billion (USD 5.6 billion). At the end of 2008, the Company employed 125 829 people; had production facilities for mobile devices and network infrastructure around the world; sales in more than 150 countries; and a global network of sales, customer service and other operational units.

The linked share’s SEC file number is 001-13202.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$18.51	$15.56	$17.00
March 31, 2004	$23.52	$17.13	$20.28
June 30, 2004	$21.24	$12.86	$14.54
September 30, 2004	$14.82	$10.89	$13.72
December 31, 2004	$16.90	$13.66	$15.67
March 31, 2005	$16.50	$13.92	$15.43
June 30, 2005	$17.70	$14.52	$16.64
September 30, 2005	$18.07	$15.17	$16.91
December 30, 2005	$18.82	$15.82	$18.30
March 31, 2006	$21.36	$17.66	$20.72
June 30, 2006	$23.40	$18.83	$20.26
September 29, 2006	$21.60	$18.23	$19.69
December 29, 2006	$21.00	$19.05	$20.32
March 30, 2007	$23.21	$18.88	$22.92
June 29, 2007	$29.18	$22.54	$28.11
September 28, 2007	$38.06	$27.06	$37.93
December 31, 2007	$42.21	$35.08	$38.39
March 31, 2008	$38.64	$28.47	$31.83
June 30, 2008	$34.90	$23.61	$24.50
September 30, 2008	$28.33	$17.23	$18.65
December 31, 2008	$18.86	$12.08	$15.60
March 31, 2009	$16.37	$8.47	$11.67
June 30, 2009	$16.58	$11.46	$14.58
September 30, 2009	$16.00	$12.10	$14.62
October 27, 2009*	$15.60	$12.98	$13.02

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NOK

Initial price: $13.02

Protection level: 75.00%

Protection price: $9.77

Physical delivery amount: 76 ($1,000/Initial price)

Fractional shares: 0.804916

Coupon: 10.25% per annum

Maturity: April 30, 2010

Dividend yield: 4.19% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		102.10%
+ 90%	5.125%		92.10%
+ 80%	5.125%		82.10%
+ 70%	5.125%		72.10%
+ 60%	5.125%		62.10%
+ 50%	5.125%		52.10%
+ 40%	5.125%		42.10%
+ 30%	5.125%		32.10%
+ 20%	5.125%		22.10%
+ 10%	5.125%		12.10%
+ 5%	5.125%		7.10%

0%	5.125%		2.10%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-2.90%
- 10%	5.125%	-4.875%	-7.90%
- 20%	5.125%	-14.875%	-17.90%
- 30%	N/A	-24.875%	-27.90%
- 40%	N/A	-34.875%	-37.90%
- 50%	N/A	-44.875%	-47.90%
- 60%	N/A	-54.875%	-57.90%
- 70%	N/A	-64.875%	-67.90%
- 80%	N/A	-74.875%	-77.90%
- 90%	N/A	-84.875%	-87.90%
- 100%	N/A	-94.875%	-97.90%

National Oilwell Varco, Inc.

According to publicly available information, National Oilwell Varco, Inc. (the “Company”) is a leading worldwide provider of equipment and components used in oil and gas drilling and production operations, oilfield services, and supply chain integration services to the upstream oil and gas industry. As at December 31, 2008, the Company conducts operations in over 800 locations across six continents. On April 21, 2008 the Company acquired 100% of the outstanding shares of Grant Prideco, Inc. The Company has a long tradition of pioneering innovations which improve the cost-effectiveness, efficiency, safety and environmental impact of oil and gas operations.

The Company’s principal executive offices are located at 7909 Parkwood Circle Drive, Houston, Texas 77036, and its Internet web site address is http://www.nov.com.

The linked share’s SEC file number is: 01-12317.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$11.72	$8.75	$11.18
March 31, 2004	$15.54	$10.83	$14.14
June 30, 2004	$15.87	$12.71	$15.75
September 30, 2004	$17.24	$13.97	$16.43
December 31, 2004	$18.69	$15.78	$17.65
March 31, 2005	$25.25	$16.54	$23.35
June 30, 2005	$24.60	$19.64	$23.77
September 30, 2005	$34.01	$23.12	$32.90
December 30, 2005	$33.70	$26.71	$31.35
March 31, 2006	$38.80	$27.89	$32.06
June 30, 2006	$36.50	$28.17	$31.66
September 29, 2006	$34.32	$27.44	$29.28
December 29, 2006	$34.30	$25.81	$30.59
March 30, 2007	$39.64	$26.88	$38.90
June 29, 2007	$54.79	$38.28	$52.12
September 28, 2007	$74.94	$48.91	$72.25
December 31, 2007	$82.00	$61.06	$73.46
March 31, 2008	$77.83	$49.46	$58.38
June 30, 2008	$92.37	$56.80	$88.72
September 30, 2008	$92.70	$42.78	$50.23
December 31, 2008	$49.27	$17.60	$24.44
March 31, 2009	$34.47	$22.19	$28.71
June 30, 2009	$40.69	$27.52	$32.66
September 30, 2009	$44.57	$28.77	$43.13
October 27, 2009*	$50.16	$40.12	$43.08

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NOV

Initial price: $43.08

Protection level: 75.00%

Protection price: $32.31

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.212628

Coupon: 12.00% per annum

Maturity: April 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.00%
+ 90%	6.00%		90.00%
+ 80%	6.00%		80.00%
+ 70%	6.00%		70.00%
+ 60%	6.00%		60.00%
+ 50%	6.00%		50.00%
+ 40%	6.00%		40.00%
+ 30%	6.00%		30.00%
+ 20%	6.00%		20.00%
+ 10%	6.00%		10.00%
+ 5%	6.00%		5.00%

0%	6.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-5.00%
- 10%	6.00%	-4.00%	-10.00%
- 20%	6.00%	-14.00%	-20.00%
- 30%	N/A	-24.00%	-30.00%
- 40%	N/A	-34.00%	-40.00%
- 50%	N/A	-44.00%	-50.00%
- 60%	N/A	-54.00%	-60.00%
- 70%	N/A	-64.00%	-70.00%
- 80%	N/A	-74.00%	-80.00%
- 90%	N/A	-84.00%	-90.00%
- 100%	N/A	-94.00%	-100.00%

NVIDIA Corporation

According to publicly available information, NVIDIA Corporation (the “Company”) engages in developing programmable graphics processor technologies. As of December 31, 2008, the Company’s products are designed to generate realistic, interactive graphics on consumer and professional computing devices. The Company serves the entertainment and consumer market with its GeForce products, the professional design and visualization market with its Quadro products, and the high-performance computing market with its Tesla products. The Company has four major product-line operating segments: the GPU Business, the professional solutions business, or PSB, the media and communications processor, or MCP, business, and the consumer products business, or CPB.

The Company was incorporated in California in April 1993 and reincorporated in Delaware in April 1998. Its headquarter facilities are in Santa Clara, California. Its Internet address is www.nvidia.com.

The linked share’s SEC file number is 000-23985.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$8.07	$5.32	$7.75
March 31, 2004	$8.89	$6.88	$8.83
June 30, 2004	$9.12	$6.43	$6.83
September 30, 2004	$6.91	$3.10	$4.84
December 31, 2004	$8.32	$4.36	$7.85
March 31, 2005	$9.86	$6.82	$7.92
June 30, 2005	$9.80	$6.97	$8.91
September 30, 2005	$11.53	$8.48	$11.43
December 30, 2005	$12.83	$10.17	$12.19
March 31, 2006	$19.41	$12.22	$19.09
June 30, 2006	$21.25	$12.75	$14.19
September 29, 2006	$20.83	$11.45	$19.73
December 29, 2006	$25.97	$18.45	$24.67
March 30, 2007	$25.01	$18.69	$19.19
June 29, 2007	$29.25	$18.85	$27.54
September 28, 2007	$37.20	$27.00	$36.24
December 31, 2007	$39.67	$29.11	$34.02
March 31, 2008	$34.14	$17.31	$19.79
June 30, 2008	$25.35	$17.61	$18.72
September 30, 2008	$18.78	$8.81	$10.71
December 31, 2008	$10.74	$5.75	$8.07
March 31, 2009	$10.70	$7.09	$9.86
June 30, 2009	$12.39	$8.33	$11.29
September 30, 2009	$16.57	$9.72	$15.03
October 27, 2009*	$14.98	$12.42	$12.54

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NVDA

Initial price: $12.54

Protection level: 75.00%

Protection price: $9.41

Physical delivery amount: 79 ($1,000/Initial price)

Fractional shares: 0.744817

Coupon: 13.00% per annum

Maturity: April 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.00%
+ 90%	6.50%		90.00%
+ 80%	6.50%		80.00%
+ 70%	6.50%		70.00%
+ 60%	6.50%		60.00%
+ 50%	6.50%		50.00%
+ 40%	6.50%		40.00%
+ 30%	6.50%		30.00%
+ 20%	6.50%		20.00%
+ 10%	6.50%		10.00%
+ 5%	6.50%		5.00%

0%	6.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-5.00%
- 10%	6.50%	-3.50%	-10.00%
- 20%	6.50%	-13.50%	-20.00%
- 30%	N/A	-23.50%	-30.00%
- 40%	N/A	-33.50%	-40.00%
- 50%	N/A	-43.50%	-50.00%
- 60%	N/A	-53.50%	-60.00%
- 70%	N/A	-63.50%	-70.00%
- 80%	N/A	-73.50%	-80.00%
- 90%	N/A	-83.50%	-90.00%
- 100%	N/A	-93.50%	-100.00%

Palm, Inc.

According to publicly available information, Palm, Inc. (the “Company”) is a provider of mobile products that enhance the lifestyle of individual users and business customers worldwide. As at May 29, 2009, Palm’s products for consumers, mobile professionals and businesses include Palm Pre™, Treo™ and Centro™ smartphones, as well as software, services and accessories. Palm products are sold through select Internet, retail, reseller and wireless operator channels throughout the world, and at Palm online stores.

The Company was incorporated in 1992 as Palm Computing Inc. and reincorporated in Delaware in 1999. Its headquarter facilities are in Sunnyvale, California.

The linked share’s SEC file number is: 0-29597.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$9.53	$5.10	$5.88
March 31, 2004	$11.04	$4.77	$10.68
June 30, 2004	$17.56	$7.85	$17.39
September 30, 2004	$20.97	$13.88	$15.22
December 31, 2004	$23.33	$13.28	$15.78
March 31, 2005	$16.08	$10.70	$12.69
June 30, 2005	$16.17	$10.38	$14.89
September 30, 2005	$18.59	$12.88	$14.17
December 30, 2005	$16.86	$12.25	$15.90
March 31, 2006	$23.32	$16.00	$23.16
June 30, 2006	$24.91	$15.98	$16.10
September 29, 2006	$16.55	$13.88	$14.56
December 29, 2006	$16.84	$13.42	$14.09
March 30, 2007	$19.50	$13.54	$18.13
June 29, 2007	$18.58	$15.46	$16.01
September 28, 2007	$17.25	$13.52	$16.27
December 31, 2007	$19.22	$5.24	$6.34
March 31, 2008	$7.05	$4.21	$5.00
June 30, 2008	$7.36	$4.96	$5.39
September 30, 2008	$8.94	$5.00	$5.97
December 31, 2008	$6.48	$1.14	$3.07
March 31, 2009	$9.51	$3.04	$8.62
June 30, 2009	$16.74	$8.41	$16.57
September 30, 2009	$18.09	$12.37	$17.43
October 27, 2009*	$17.40	$13.33	$13.38

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PALM

Initial price: $13.38

Protection level: 65.00%

Protection price: $8.70

Physical delivery amount: 74 ($1,000/Initial price)

Fractional shares: 0.738416

Coupon: 20.00% per annum

Maturity: April 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	10.00%	-20.00%	-30.00%
- 40%	N/A	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

Patterson-UTI Energy, Inc.

According to publicly available information, Patterson-UTI Energy, Inc. (the “Company”) is an operator of land-based drilling rigs in North America. The Company was formed in 1978 and reincorporated in 1993 as a Delaware corporation. The Company’s contract drilling business operates primarily in: Texas, New Mexico, Oklahoma, Arkansas, Louisiana, Mississippi, Colorado, Utah, Wyoming, Montana, North Dakota, South Dakota, and Western Canada (Alberta, British Columbia and Saskatchewan).

As of December 31, 2008, the Company had a drilling fleet that consisted of 344 marketable land-based drilling rigs. A drilling rig includes the structure, power source and machinery necessary to cause a drill bit to penetrate earth to a depth desired by the customer. A drilling rig is considered currently marketable at a point in time if it is operating or can be made ready to operate without significant capital expenditures. The Company also has an inventory of drilling rig components and equipment which may be used in the activation of additional drilling rigs or as replacement parts for marketable rigs.

The Company provides pressure pumping services to oil and natural gas operators primarily in the Appalachian Basin. These services consist primarily of well stimulation and cementing for completion of new wells and remedial work on existing wells. The Company provides drilling fluids, completion fluids and related services to oil and natural gas operators offshore in the Gulf of Mexico and on land in Texas, Southeastern New Mexico, Oklahoma and the Gulf Coast region of Louisiana. Drilling and completion fluids are used by oil and natural gas operators during the drilling process to control pressure when drilling oil and natural gas wells. The Company is also engaged in the development, exploration, acquisition and production of oil and natural gas. Its oil and natural gas operations are focused primarily in producing regions of West and South Texas, Southeastern New Mexico, Utah and Mississippi.

The linked share’s SEC file number is 0-22664.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$16.97	$12.84	$16.46
March 31, 2004	$19.19	$15.75	$17.71
June 30, 2004	$19.56	$14.53	$16.71
September 30, 2004	$19.88	$15.69	$19.07
December 31, 2004	$20.45	$17.85	$19.45
March 31, 2005	$26.66	$17.15	$25.02
June 30, 2005	$29.33	$22.39	$27.83
September 30, 2005	$36.78	$27.79	$36.08
December 30, 2005	$36.72	$28.46	$32.95
March 31, 2006	$38.48	$25.61	$31.96
June 30, 2006	$35.65	$25.24	$28.31
September 29, 2006	$29.11	$21.85	$23.76
December 29, 2006	$28.21	$20.83	$23.23
March 30, 2007	$24.89	$21.13	$22.44
June 29, 2007	$27.66	$22.18	$26.21
September 28, 2007	$26.48	$20.80	$22.57
December 31, 2007	$23.21	$18.44	$19.52
March 31, 2008	$26.38	$17.40	$26.18
June 30, 2008	$36.39	$25.71	$36.04
September 30, 2008	$37.45	$17.85	$20.02
December 31, 2008	$19.64	$8.65	$11.51
March 31, 2009	$13.50	$7.49	$8.96
June 30, 2009	$15.94	$8.56	$12.86
September 30, 2009	$15.98	$11.38	$15.10
October 27, 2009*	$18.07	$14.25	$16.33

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PTEN

Initial price: $16.33

Protection level: 70.00%

Protection price: $11.43

Physical delivery amount: 61 ($1,000/Initial price)

Fractional shares: 0.236987

Coupon: 13.00% per annum

Maturity: April 30, 2010

Dividend yield: 1.90% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.95%
+ 90%	6.50%		90.95%
+ 80%	6.50%		80.95%
+ 70%	6.50%		70.95%
+ 60%	6.50%		60.95%
+ 50%	6.50%		50.95%
+ 40%	6.50%		40.95%
+ 30%	6.50%		30.95%
+ 20%	6.50%		20.95%
+ 10%	6.50%		10.95%
+ 5%	6.50%		5.95%

0%	6.50%		0.95%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-4.05%
- 10%	6.50%	-3.50%	-9.05%
- 20%	6.50%	-13.50%	-19.05%
- 30%	6.50%	-23.50%	-29.05%
- 40%	N/A	-33.50%	-39.05%
- 50%	N/A	-43.50%	-49.05%
- 60%	N/A	-53.50%	-59.05%
- 70%	N/A	-63.50%	-69.05%
- 80%	N/A	-73.50%	-79.05%
- 90%	N/A	-83.50%	-89.05%
- 100%	N/A	-93.50%	-99.05%

Plains Exploration & Production Company

According to publicly available information, Plains Exploration & Production Company (the “Company”) an independent oil and gas company primarily engaged in the activities of acquiring, developing, exploring and producing oil and gas properties primarily in the United States.

As of December 31, 2008, the Company had estimated proved reserves of 292.1 million barrels of oil equivalent, of which 61% was comprised of oil and 72% was proved developed. The Company had a total proved reserve life of approximately 10 years and a proved developed reserve life of approximately 7 years. The Company believes there long-lived, low production decline reserve base combined with there active risk management program should provide them with relatively stable and recurring cash flow. As of December 31, 2008, and based on year-end 2008 reference prices as adjusted for location and quality differentials, the Company’s reserves had a standardized measure of $1.1 billion.

The linked share’s SEC file number is: 001-31470.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$16.15	$12.55	$15.39
March 31, 2004	$19.00	$14.80	$18.64
June 30, 2004	$20.79	$16.80	$18.35
September 30, 2004	$24.12	$18.17	$23.86
December 31, 2004	$28.40	$23.54	$26.00
March 31, 2005	$39.25	$24.00	$34.90
June 30, 2005	$37.66	$28.02	$35.53
September 30, 2005	$44.60	$34.47	$42.82
December 30, 2005	$46.66	$35.20	$39.73
March 31, 2006	$46.90	$36.58	$38.64
June 30, 2006	$42.54	$31.45	$40.54
September 29, 2006	$47.00	$39.72	$42.91
December 29, 2006	$49.37	$40.20	$47.53
March 30, 2007	$49.37	$43.00	$45.14
June 29, 2007	$54.30	$42.38	$47.81
September 28, 2007	$51.76	$35.31	$44.22
December 31, 2007	$56.48	$43.91	$54.00
March 31, 2008	$57.00	$40.73	$53.14
June 30, 2008	$79.86	$52.30	$72.97
September 30, 2008	$76.50	$30.64	$35.16
December 31, 2008	$35.05	$15.52	$23.24
March 31, 2009	$27.16	$15.25	$17.23
June 30, 2009	$32.87	$16.40	$27.36
September 30, 2009	$32.29	$23.49	$27.66
October 27, 2009*	$31.60	$24.44	$28.41

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PXP

Initial price: $28.41

Protection level: 70.00%

Protection price: $19.89

Physical delivery amount: 35 ($1,000/Initial price)

Fractional shares: 0.198874

Coupon: 12.00% per annum

Maturity: April 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.00%
+ 90%	6.00%		90.00%
+ 80%	6.00%		80.00%
+ 70%	6.00%		70.00%
+ 60%	6.00%		60.00%
+ 50%	6.00%		50.00%
+ 40%	6.00%		40.00%
+ 30%	6.00%		30.00%
+ 20%	6.00%		20.00%
+ 10%	6.00%		10.00%
+ 5%	6.00%		5.00%

0%	6.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-5.00%
- 10%	6.00%	-4.00%	-10.00%
- 20%	6.00%	-14.00%	-20.00%
- 30%	6.00%	-24.00%	-30.00%
- 40%	N/A	-34.00%	-40.00%
- 50%	N/A	-44.00%	-50.00%
- 60%	N/A	-54.00%	-60.00%
- 70%	N/A	-64.00%	-70.00%
- 80%	N/A	-74.00%	-80.00%
- 90%	N/A	-84.00%	-90.00%
- 100%	N/A	-94.00%	-100.00%

Research in Motion Limited

According to publicly available information, Research In Motion Limited (the “Company”) is a leading designer, manufacturer and marketer of innovative wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, the Company provides platforms and solutions for seamless access to time-sensitive information including email, phone, SMS messaging, Internet and intranet-based applications. The Company’s technology also enables a broad array of third party developers and manufacturers to enhance their products and services with wireless connectivity to data.

The Company’s portfolio of award-winning products, services and embedded technologies are used by thousands of organizations around the world and, as of February 28, 2009, include the BlackBerry wireless platform, the RIM Wireless Handhelds™ product line, software development tools, radio-modems and other hardware and software. Founded in 1984 and based in Waterloo, Ontario, the Company operates offices in North America, Europe and Asia Pacific

The linked share’s SEC file number is: 0-29898.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$11.83	$6.17	$11.14
March 31, 2004	$16.94	$11.02	$15.55
June 30, 2004	$23.08	$14.17	$22.81
September 30, 2004	$25.81	$17.42	$25.45
December 31, 2004	$34.52	$24.06	$27.47
March 31, 2005	$27.88	$20.09	$25.47
June 30, 2005	$28.18	$20.63	$24.58
September 30, 2005	$27.50	$22.38	$22.80
December 30, 2005	$23.14	$17.00	$22.00
March 31, 2006	$30.18	$20.97	$28.29
June 30, 2006	$29.37	$20.34	$23.26
September 29, 2006	$34.83	$20.71	$34.22
December 29, 2006	$47.55	$32.92	$42.59
March 30, 2007	$49.02	$39.92	$45.50
June 29, 2007	$66.86	$42.93	$66.66
September 28, 2007	$100.98	$61.55	$98.55
December 31, 2007	$137.00	$95.02	$113.40
March 31, 2008	$118.35	$80.20	$112.23
June 30, 2008	$148.11	$113.01	$116.90
September 30, 2008	$135.00	$60.11	$68.30
December 31, 2008	$68.23	$35.10	$40.58
March 31, 2009	$60.41	$35.05	$43.07
June 30, 2009	$86.00	$42.76	$71.05
September 30, 2009	$88.07	$63.36	$67.55
October 27, 2009*	$70.56	$63.37	$63.75

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RIMM

Initial price: $63.75

Protection level: 75.00%

Protection price: $47.81

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.686275

Coupon: 11.00% per annum

Maturity: April 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.00%
+ 90%	5.50%		90.00%
+ 80%	5.50%		80.00%
+ 70%	5.50%		70.00%
+ 60%	5.50%		60.00%
+ 50%	5.50%		50.00%
+ 40%	5.50%		40.00%
+ 30%	5.50%		30.00%
+ 20%	5.50%		20.00%
+ 10%	5.50%		10.00%
+ 5%	5.50%		5.00%

0%	5.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-5.00%
- 10%	5.50%	-4.50%	-10.00%
- 20%	5.50%	-14.50%	-20.00%
- 30%	N/A	-24.50%	-30.00%
- 40%	N/A	-34.50%	-40.00%
- 50%	N/A	-44.50%	-50.00%
- 60%	N/A	-54.50%	-60.00%
- 70%	N/A	-64.50%	-70.00%
- 80%	N/A	-74.50%	-80.00%
- 90%	N/A	-84.50%	-90.00%
- 100%	N/A	-94.50%	-100.00%

Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (the “Company”), founded in 1926, the Company is an oilfield services company, supplying technology, project management and information solutions that optimize performance in the oil and gas industry. As of December 31, 2008, the Company employed approximately 87,000 people of over 140 nationalities operating in approximately 80 countries. The Company has principal executive offices in Houston, Paris, and The Hague and consists of two business segments—Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a wide range of technology services and solutions to the international petroleum industry. WesternGeco is a technologically advanced surface seismic company.

The linked share’s SEC file number is 001-04601.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$28.12	$22.74	$27.36
March 31, 2004	$33.38	$26.27	$31.93
June 30, 2004	$32.35	$27.38	$31.76
September 30, 2004	$33.93	$29.33	$33.66
December 31, 2004	$34.94	$30.51	$33.48
March 31, 2005	$39.16	$31.58	$35.24
June 30, 2005	$39.23	$32.31	$37.97
September 30, 2005	$43.90	$37.43	$42.19
December 30, 2005	$51.49	$38.66	$48.58
March 31, 2006	$65.87	$49.20	$63.29
June 30, 2006	$73.87	$54.12	$65.11
September 29, 2006	$68.54	$54.24	$62.03
December 29, 2006	$69.30	$56.85	$63.16
March 30, 2007	$71.17	$56.31	$69.10
June 29, 2007	$89.20	$68.25	$84.94
September 28, 2007	$108.47	$81.30	$105.00
December 31, 2007	$113.86	$87.42	$98.37
March 31, 2008	$102.71	$72.30	$87.00
June 30, 2008	$110.11	$85.75	$107.43
September 30, 2008	$111.91	$73.53	$78.09
December 31, 2008	$78.00	$37.24	$42.33
March 31, 2009	$49.25	$35.05	$40.62
June 30, 2009	$63.78	$39.13	$54.11
September 30, 2009	$63.00	$48.13	$59.60
October 27, 2009*	$71.10	$56.00	$64.93

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLB

Initial price: $64.93

Protection level: 80.00%

Protection price: $51.94

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.401201

Coupon: 9.50% per annum

Maturity: April 30, 2010

Dividend yield: 1.29% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		100.65%
+ 90%	4.75%		90.65%
+ 80%	4.75%		80.65%
+ 70%	4.75%		70.65%
+ 60%	4.75%		60.65%
+ 50%	4.75%		50.65%
+ 40%	4.75%		40.65%
+ 30%	4.75%		30.65%
+ 20%	4.75%		20.65%
+ 10%	4.75%		10.65%
+ 5%	4.75%		5.65%

0%	4.75%		0.65%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-4.35%
- 10%	4.75%	-5.25%	-9.35%
- 20%	4.75%	-15.25%	-19.35%
- 30%	N/A	-25.25%	-29.35%
- 40%	N/A	-35.25%	-39.35%
- 50%	N/A	-45.25%	-49.35%
- 60%	N/A	-55.25%	-59.35%
- 70%	N/A	-65.25%	-69.35%
- 80%	N/A	-75.25%	-79.35%
- 90%	N/A	-85.25%	-89.35%
- 100%	N/A	-95.25%	-99.35%

Silver Wheaton Corp.

According to publicly available information, Silver Wheaton Corp. (the “Company”) is the largest silver streaming company in the world as of December 31, 2008. The Company has entered into nine long-term silver purchase agreements with Goldcorp (Luismin mines and Peñasquito mine in Mexico), Lundin Mining (Zinkgruvan mine in Sweden), Glencore (Yauliyacu mine in Peru), Hellas Gold (Stratoni mine in Greece), Mercator (Mineral Park mine in Arizona, USA), Farallon (Campo Morado mine in Mexico), Aurcana (La Negra mine in Mexico), and Alexco (Keno Hill property in Canada) whereby the Company acquires silver production from the counterparties at a price of $3.90 per ounce, subject to inflationary adjustments. As a result, the primary drivers of the Company’s financial results are the volume of silver production at the various mines and the price of silver.

Silver Wheaton is listed on the New York Stock Exchange (symbol: SLW) and the Toronto Stock Exchange (symbol: SLW). In addition, the Company has share purchase warrants that trade on the Toronto Stock Exchange.

The Company is located in Canada and its main office is at Suite 3150-666 Burrard Street, Vancouver BC V6C 2X8 as of December 31, 2008.

The linked shares’ SEC file number is 333-121627.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	$11.26	$6.80	$9.42
September 29, 2006	$12.21	$8.17	$9.44
December 29, 2006	$12.07	$7.95	$10.48
March 30, 2007	$11.15	$8.83	$9.48
June 29, 2007	$12.47	$9.30	$11.69
September 28, 2007	$14.91	$9.72	$14.02
December 31, 2007	$18.30	$13.12	$16.97
March 31, 2008	$19.53	$14.25	$15.53
June 30, 2008	$17.60	$12.56	$14.65
September 30, 2008	$15.93	$7.66	$8.15
December 31, 2008	$8.65	$2.51	$6.49
March 31, 2009	$8.81	$4.88	$8.23
June 30, 2009	$10.97	$7.07	$8.24
September 30, 2009	$13.33	$7.12	$12.59
October 27, 2009*	$14.88	$11.67	$12.92

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLW

Initial price: $12.92

Protection level: 65.00%

Protection price: $8.40

Physical delivery amount: 77 ($1,000/Initial price)

Fractional shares: 0.399381

Coupon: 16.75% per annum

Maturity: April 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $13.96

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.375%		100.00%
+ 90%	8.375%		90.00%
+ 80%	8.375%		80.00%
+ 70%	8.375%		70.00%
+ 60%	8.375%		60.00%
+ 50%	8.375%		50.00%
+ 40%	8.375%		40.00%
+ 30%	8.375%		30.00%
+ 20%	8.375%		20.00%
+ 10%	8.375%		10.00%
+ 5%	8.375%		5.00%

0%	8.375%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.375%	3.375%	-5.00%
- 10%	8.375%	-1.625%	-10.00%
- 20%	8.375%	-11.625%	-20.00%
- 30%	8.375%	-21.625%	-30.00%
- 40%	N/A	-31.625%	-40.00%
- 50%	N/A	-41.625%	-50.00%
- 60%	N/A	-51.625%	-60.00%
- 70%	N/A	-61.625%	-70.00%
- 80%	N/A	-71.625%	-80.00%
- 90%	N/A	-81.625%	-90.00%
- 100%	N/A	-91.625%	-100.00%

Southwestern Energy Company

According to publicly available information, Southwestern Energy Company (the “Company”) is an independent energy company primarily focused on natural gas. The Company’s primary business is the exploration, development and production of natural gas and crude oil within the United States, with operations principally located in Arkansas, Oklahoma, Texas, and New Mexico. As of December 31, 2008, the Company is also focused on creating and capturing additional value at and beyond the wellhead through its established natural gas distribution and marketing businesses and its expanding gathering activities. The Company’s marketing and gas gathering businesses are collectively referred to as its Midstream Services. The Company operates principally in three segments: Exploration and Production, Midstream Services and Natural Gas Distribution.

The linked share’s SEC file number is 1-08246.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$3.19	$2.27	$2.99
March 31, 2004	$3.11	$2.42	$3.02
June 30, 2004	$3.62	$2.95	$3.58
September 30, 2004	$5.36	$3.65	$5.25
December 31, 2004	$6.93	$5.06	$6.34
March 31, 2005	$7.89	$5.55	$7.10
June 30, 2005	$11.93	$6.72	$11.75
September 30, 2005	$18.72	$12.00	$18.35
December 30, 2005	$20.89	$15.60	$17.97
March 31, 2006	$22.13	$14.47	$16.10
June 30, 2006	$20.59	$11.85	$15.58
September 29, 2006	$19.18	$13.88	$14.94
December 29, 2006	$21.48	$13.62	$17.53
March 30, 2007	$20.82	$15.79	$20.49
June 29, 2007	$25.26	$20.38	$22.25
September 28, 2007	$23.23	$17.84	$20.93
December 31, 2007	$28.50	$20.85	$27.86
March 31, 2008	$35.39	$23.77	$33.69
June 30, 2008	$49.45	$32.96	$47.61
September 30, 2008	$52.46	$27.04	$30.54
December 31, 2008	$39.08	$19.05	$28.97
March 31, 2009	$35.48	$25.33	$29.69
June 30, 2009	$46.47	$28.90	$38.85
September 30, 2009	$45.80	$34.26	$42.68
October 27, 2009*	$50.61	$39.80	$46.78

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SWN

Initial price: $46.78

Protection level: 75.00%

Protection price: $35.09

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.376657

Coupon: 12.00% per annum

Maturity: April 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.00%
+ 90%	6.00%		90.00%
+ 80%	6.00%		80.00%
+ 70%	6.00%		70.00%
+ 60%	6.00%		60.00%
+ 50%	6.00%		50.00%
+ 40%	6.00%		40.00%
+ 30%	6.00%		30.00%
+ 20%	6.00%		20.00%
+ 10%	6.00%		10.00%
+ 5%	6.00%		5.00%

0%	6.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-5.00%
- 10%	6.00%	-4.00%	-10.00%
- 20%	6.00%	-14.00%	-20.00%
- 30%	N/A	-24.00%	-30.00%
- 40%	N/A	-34.00%	-40.00%
- 50%	N/A	-44.00%	-50.00%
- 60%	N/A	-54.00%	-60.00%
- 70%	N/A	-64.00%	-70.00%
- 80%	N/A	-74.00%	-80.00%
- 90%	N/A	-84.00%	-90.00%
- 100%	N/A	-94.00%	-100.00%

TCF Financial Corporation

According to publicly available information, TCF Financial Corporation (the “Company”) is a financial holding company based in Wayzata, Minnesota. Its principal subsidiaries, TCF National Bank and TCF National Bank Arizona, are headquartered in Minnesota and Arizona, respectively. TCF Bank operates bank branches in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana and Arizona. The Company’s focus is on the delivery of retail and commercial banking products in markets served by TCF Bank and commercial equipment loans and leases, and inventory finance loans throughout the United States and Canada.

At December 31, 2008, the Company had total assets of $17 billion and was the 38th largest publicly traded bank holding company in the United States based on total assets as of September 30, 2008. Unless otherwise indicated, references herein to “TCF” include its direct and indirect subsidiaries. References herein to the “Holding Company” or “TCF Financial” refer to TCF Financial Corporation on an unconsolidated basis.

The Company’s core businesses include retail and small business banking, commercial banking, consumer lending, leasing and equipment finance and inventory finance. The retail banking business includes traditional and supermarket branches, campus banking, EXPRESS TELLER® ATMs and Visa®  cards. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Consolidated Financial Condition Analysis—Operating Segment Results” and Note 23 of Notes to Consolidated Financial Statements for information regarding the Company’s reportable operating segments.

The linked share’s SEC file number is 001-10253.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$27.13	$23.91	$25.68
March 31, 2004	$26.37	$23.92	$25.54
June 30, 2004	$29.03	$24.35	$29.03
September 30, 2004	$32.62	$28.01	$30.29
December 31, 2004	$32.36	$29.46	$32.14
March 31, 2005	$32.02	$26.42	$27.15
June 30, 2005	$28.56	$24.55	$25.88
September 30, 2005	$28.82	$25.81	$26.75
December 30, 2005	$28.77	$25.02	$27.14
March 31, 2006	$28.41	$24.23	$25.75
June 30, 2006	$27.68	$24.91	$26.45
September 29, 2006	$27.86	$24.94	$26.29
December 29, 2006	$27.89	$25.16	$27.42
March 30, 2007	$27.91	$24.93	$26.36
June 29, 2007	$28.98	$25.39	$27.80
September 28, 2007	$28.24	$22.69	$26.18
December 31, 2007	$27.95	$17.17	$17.93
March 31, 2008	$22.04	$14.93	$17.92
June 30, 2008	$19.31	$11.91	$12.03
September 30, 2008	$24.50	$9.25	$18.00
December 31, 2008	$20.00	$11.22	$13.66
March 31, 2009	$14.30	$8.74	$11.76
June 30, 2009	$16.65	$11.37	$13.37
September 30, 2009	$15.83	$12.71	$13.04
October 27, 2009*	$14.56	$12.23	$12.57

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TCB

Initial price: $12.57

Protection level: 70.00%

Protection price: $8.80

Physical delivery amount: 79 ($1,000/Initial price)

Fractional shares: 0.554495

Coupon: 10.00% per annum

Maturity: April 30, 2010

Dividend yield: 4.77% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		102.39%
+ 90%	5.00%		92.39%
+ 80%	5.00%		82.39%
+ 70%	5.00%		72.39%
+ 60%	5.00%		62.39%
+ 50%	5.00%		52.39%
+ 40%	5.00%		42.39%
+ 30%	5.00%		32.39%
+ 20%	5.00%		22.39%
+ 10%	5.00%		12.39%
+ 5%	5.00%		7.39%

0%	5.00%		2.39%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-2.61%
- 10%	5.00%	-5.00%	-7.61%
- 20%	5.00%	-15.00%	-17.61%
- 30%	5.00%	-25.00%	-27.61%
- 40%	N/A	-35.00%	-37.61%
- 50%	N/A	-45.00%	-47.61%
- 60%	N/A	-55.00%	-57.61%
- 70%	N/A	-65.00%	-67.61%
- 80%	N/A	-75.00%	-77.61%
- 90%	N/A	-85.00%	-87.61%
- 100%	N/A	-95.00%	-97.61%

Terex Corporation

According to publicly available information, Terex Corporation (the “Company”) is a diversified global manufacturer of capital equipment focused on delivering reliable, customer relevant solutions for the construction, infrastructure, quarrying, surface mining, shipping, transportation, power and energy industries. As of December 31, 2008, the Company operates in five reportable segments: (i) Terex Aerial Work Platforms, (ii) Terex Construction, (iii) Terex Cranes, (iv) Terex Materials Processing & Mining and (v) Terex Roadbuilding, Utility Products and Other. The Company’s products are manufactured at plants in North America, Europe, Australia, Asia and South America, and are sold worldwide with an increased emphasis on developing markets such as China, India, the Middle East and Latin America.

The linked share’s SEC file number is 001-10702.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$14.82	$9.33	$14.24
March 31, 2004	$19.09	$13.03	$18.49
June 30, 2004	$19.60	$14.01	$17.07
September 30, 2004	$21.95	$15.98	$21.70
December 31, 2004	$24.12	$16.35	$23.83
March 31, 2005	$24.51	$18.82	$21.65
June 30, 2005	$22.00	$17.92	$19.70
September 30, 2005	$26.10	$19.57	$24.72
December 30, 2005	$31.22	$24.55	$29.70
March 31, 2006	$40.83	$29.58	$39.62
June 30, 2006	$51.57	$37.55	$49.35
September 29, 2006	$50.89	$37.69	$45.22
December 29, 2006	$66.52	$45.11	$64.58
March 30, 2007	$73.25	$54.75	$71.76
June 29, 2007	$86.99	$70.60	$81.30
September 28, 2007	$96.93	$66.24	$89.02
December 31, 2007	$90.75	$56.20	$65.57
March 31, 2008	$72.09	$46.50	$62.50
June 30, 2008	$76.21	$50.50	$51.37
September 30, 2008	$53.08	$28.22	$30.52
December 31, 2008	$30.10	$8.97	$17.32
March 31, 2009	$21.11	$7.34	$9.25
June 30, 2009	$17.92	$8.90	$12.07
September 30, 2009	$21.27	$10.25	$20.73
October 27, 2009*	$25.50	$18.08	$22.39

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TEX

Initial price: $22.39

Protection level: 70.00%

Protection price: $15.67

Physical delivery amount: 44 ($1,000/Initial price)

Fractional shares: 0.662796

Coupon: 15.50% per annum

Maturity: April 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.75%		100.00%
+ 90%	7.75%		90.00%
+ 80%	7.75%		80.00%
+ 70%	7.75%		70.00%
+ 60%	7.75%		60.00%
+ 50%	7.75%		50.00%
+ 40%	7.75%		40.00%
+ 30%	7.75%		30.00%
+ 20%	7.75%		20.00%
+ 10%	7.75%		10.00%
+ 5%	7.75%		5.00%

0%	7.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.75%	2.75%	-5.00%
- 10%	7.75%	-2.25%	-10.00%
- 20%	7.75%	-12.25%	-20.00%
- 30%	7.75%	-22.25%	-30.00%
- 40%	N/A	-32.25%	-40.00%
- 50%	N/A	-42.25%	-50.00%
- 60%	N/A	-52.25%	-60.00%
- 70%	N/A	-62.25%	-70.00%
- 80%	N/A	-72.25%	-80.00%
- 90%	N/A	-82.25%	-90.00%
- 100%	N/A	-92.25%	-100.00%

Tesoro Corporation

According to publicly available information, Tesoro Corporation (“the Company”) is based in San Antonio, Texas. The Company was incorporated in Delaware in 1968 under the name Tesoro Petroleum Corporation, which was subsequently changed in 2004 to Tesoro Corporation. As of December 31, 2008, the Company is an independent petroleum refiner and marketer in the United States with two operating segments—(1) refining crude oil and other feedstocks at its seven refineries in the western and mid-continental United States and selling refined products in bulk and wholesale markets and (2) selling motor fuels and convenience products in the retail market through its 911 branded retail stations in 17 states. The Company’s refining segment produces refined products, primarily gasoline and gasoline blendstocks, jet fuel, diesel fuel and heavy fuel oils for sale to a wide variety of commercial customers in the western and mid-continental United States. Its retail segment distributes motor fuels through a network of retail stations, primarily under the Tesoro®, Mirastar®, Shell® and USA Gasoline™ brands.

The Company’s principal executive offices are located at 300 Concord Plaza Drive, San Antonio, Texas 78216-6999.

The linked share’s SEC file number is 001-03473.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$7.56	$4.28	$7.29
March 31, 2004	$9.67	$7.00	$9.40
June 30, 2004	$13.88	$8.88	$13.80
September 30, 2004	$15.85	$10.90	$14.77
December 31, 2004	$17.33	$13.88	$15.93
March 31, 2005	$19.09	$14.13	$18.51
June 30, 2005	$24.93	$17.03	$23.26
September 30, 2005	$35.90	$23.06	$33.62
December 30, 2005	$34.64	$26.17	$30.78
March 31, 2006	$36.99	$28.85	$34.17
June 30, 2006	$37.86	$30.16	$37.18
September 29, 2006	$38.40	$26.48	$28.99
December 29, 2006	$36.55	$27.33	$32.89
March 30, 2007	$51.40	$31.47	$50.22
June 29, 2007	$64.65	$50.06	$57.15
September 28, 2007	$62.00	$42.64	$46.02
December 31, 2007	$65.50	$44.53	$47.70
March 31, 2008	$48.35	$26.55	$30.00
June 30, 2008	$33.40	$18.60	$19.77
September 30, 2008	$20.17	$14.29	$16.49
December 31, 2008	$16.86	$6.71	$13.17
March 31, 2009	$19.16	$11.88	$13.47
June 30, 2009	$18.76	$12.25	$12.73
September 30, 2009	$16.04	$10.63	$14.98
October 27, 2009*	$16.92	$13.63	$15.52

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TSO

Initial price: $15.52

Protection level: 70.00%

Protection price: $10.86

Physical delivery amount: 64 ($1,000/Initial price)

Fractional shares: 0.432990

Coupon: 12.25% per annum

Maturity: April 30, 2010

Dividend yield: 2.58% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		101.29%
+ 90%	6.125%		91.29%
+ 80%	6.125%		81.29%
+ 70%	6.125%		71.29%
+ 60%	6.125%		61.29%
+ 50%	6.125%		51.29%
+ 40%	6.125%		41.29%
+ 30%	6.125%		31.29%
+ 20%	6.125%		21.29%
+ 10%	6.125%		11.29%
+ 5%	6.125%		6.29%

0%	6.125%		1.29%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-3.71%
- 10%	6.125%	-3.875%	-8.71%
- 20%	6.125%	-13.875%	-18.71%
- 30%	6.125%	-23.875%	-28.71%
- 40%	N/A	-33.875%	-38.71%
- 50%	N/A	-43.875%	-48.71%
- 60%	N/A	-53.875%	-58.71%
- 70%	N/A	-63.875%	-68.71%
- 80%	N/A	-73.875%	-78.71%
- 90%	N/A	-83.875%	-88.71%
- 100%	N/A	-93.875%	-98.71%

UnitedHealth Group Incorporated

According to publicly available information, UnitedHealth Group Incorporated (the “Company”) is a diversified health and well-being company, serving approximately 70 million Americans. The Company is focused on improving the American health care system and how it works for multiple, distinct constituencies. The Company provides individuals with access to quality, cost-effective health care services and resources by partnering with physicians and other health care professionals and hospitals.

As of December 31, 2008, the Company managed approximately $115 billion in aggregate health care spending on behalf of the constituents and consumers it served. The Company’s revenues are derived from premium revenues on risk-based products; fees from management, administrative, technology and consulting services; sales of a wide variety of products and services related to the broad health and well-being industry; and investment and other income. In 2008, the Company conducted its business primarily through operating divisions in the following business segments: Health Care Services, which includes the Company’s UnitedHealthcare, Ovations and AmeriChoice businesses, OptumHealth, Ingenix, and Prescription Solutions.

The linked share’s SEC file number is 1-10864.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$29.34	$23.80	$29.09
March 31, 2004	$32.25	$27.73	$32.22
June 30, 2004	$34.25	$29.32	$31.13
September 30, 2004	$37.36	$29.67	$36.87
December 31, 2004	$44.38	$32.50	$44.02
March 31, 2005	$48.33	$42.63	$47.69
June 30, 2005	$53.63	$44.31	$52.14
September 30, 2005	$56.66	$47.80	$56.20
December 30, 2005	$64.61	$53.87	$62.14
March 31, 2006	$62.93	$53.25	$55.86
June 30, 2006	$56.60	$41.44	$44.78
September 29, 2006	$52.83	$44.29	$49.20
December 29, 2006	$54.40	$45.12	$53.73
March 30, 2007	$57.10	$50.51	$52.97
June 29, 2007	$55.90	$50.70	$51.14
September 28, 2007	$53.85	$46.03	$48.43
December 31, 2007	$59.45	$46.59	$58.20
March 31, 2008	$57.81	$33.57	$34.36
June 30, 2008	$38.33	$25.50	$26.25
September 30, 2008	$33.49	$21.00	$25.39
December 31, 2008	$27.29	$14.51	$26.60
March 31, 2009	$30.25	$16.18	$20.93
June 30, 2009	$29.69	$19.85	$24.98
September 30, 2009	$30.00	$23.69	$25.04
October 27, 2009*	$26.79	$23.50	$26.50

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: UNH

Initial price: $26.50

Protection level: 75.00%

Protection price: $19.88

Physical delivery amount: 37 ($1,000/Initial price)

Fractional shares: 0.735849

Coupon: 10.00% per annum

Maturity: April 30, 2010

Dividend yield: 0.11% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.06%
+ 90%	5.00%		90.06%
+ 80%	5.00%		80.06%
+ 70%	5.00%		70.06%
+ 60%	5.00%		60.06%
+ 50%	5.00%		50.06%
+ 40%	5.00%		40.06%
+ 30%	5.00%		30.06%
+ 20%	5.00%		20.06%
+ 10%	5.00%		10.06%
+ 5%	5.00%		5.06%

0%	5.00%		0.06%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.94%
- 10%	5.00%	-5.00%	-9.94%
- 20%	5.00%	-15.00%	-19.94%
- 30%	N/A	-25.00%	-29.94%
- 40%	N/A	-35.00%	-39.94%
- 50%	N/A	-45.00%	-49.94%
- 60%	N/A	-55.00%	-59.94%
- 70%	N/A	-65.00%	-69.94%
- 80%	N/A	-75.00%	-79.94%
- 90%	N/A	-85.00%	-89.94%
- 100%	N/A	-95.00%	-99.94%

Whole Foods Market, Inc.

According to publicly available information, Whole Foods Market, Inc. (the “Company”) is a food retailer of natural and organic products and is the first national “Certified Organic” grocer in the United States.

The Company opened its first store in Austin, Texas in 1980 and completed its initial public offering in January 1992. As of September 28, 2008, the Company operated 275 stores: 264 stores in 38 U.S. states and the District of Columbia; six stores in Canada; and five stores in the United Kingdom. This includes 55 stores (net of closed and divested locations) acquired from Wild Oats Markets, Inc. (“Wild Oats”) on August 28, 2007: 52 stores in 20 U.S. states and three stores in Canada.

The linked share’s SEC file number is 0-19797.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$33.82	$27.60	$33.57
March 31, 2004	$39.62	$32.96	$37.48
June 30, 2004	$47.85	$36.75	$47.73
September 30, 2004	$48.37	$36.61	$42.90
December 31, 2004	$48.73	$39.52	$47.68
March 31, 2005	$53.38	$44.14	$51.07
June 30, 2005	$61.46	$48.00	$59.15
September 30, 2005	$69.85	$58.50	$67.23
December 30, 2005	$79.89	$61.31	$77.39
March 31, 2006	$78.25	$58.88	$66.44
June 30, 2006	$74.00	$59.42	$64.64
September 29, 2006	$65.49	$46.96	$59.43
December 29, 2006	$66.25	$45.57	$46.93
March 30, 2007	$52.43	$42.14	$44.85
June 29, 2007	$48.06	$37.97	$38.30
September 28, 2007	$49.49	$36.00	$48.96
December 31, 2007	$53.65	$39.42	$40.80
March 31, 2008	$42.48	$29.99	$32.97
June 30, 2008	$36.03	$23.01	$23.69
September 30, 2008	$24.22	$17.37	$20.03
December 31, 2008	$20.54	$7.05	$9.44
March 31, 2009	$18.27	$9.07	$16.80
June 30, 2009	$23.71	$16.25	$18.98
September 30, 2009	$31.19	$17.16	$30.49
October 27, 2009*	$34.39	$28.27	$33.39

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFMI

Initial price: $33.39

Protection level: 75.00%

Protection price: $25.04

Physical delivery amount: 29 ($1,000/Initial price)

Fractional shares: 0.949087

Coupon: 12.00% per annum

Maturity: April 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.00%
+ 90%	6.00%		90.00%
+ 80%	6.00%		80.00%
+ 70%	6.00%		70.00%
+ 60%	6.00%		60.00%
+ 50%	6.00%		50.00%
+ 40%	6.00%		40.00%
+ 30%	6.00%		30.00%
+ 20%	6.00%		20.00%
+ 10%	6.00%		10.00%
+ 5%	6.00%		5.00%

0%	6.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-5.00%
- 10%	6.00%	-4.00%	-10.00%
- 20%	6.00%	-14.00%	-20.00%
- 30%	N/A	-24.00%	-30.00%
- 40%	N/A	-34.00%	-40.00%
- 50%	N/A	-44.00%	-50.00%
- 60%	N/A	-54.00%	-60.00%
- 70%	N/A	-64.00%	-70.00%
- 80%	N/A	-74.00%	-80.00%
- 90%	N/A	-84.00%	-90.00%
- 100%	N/A	-94.00%	-100.00%

Weatherford International Ltd.

According to publicly available information, Weatherford International Ltd. (the “Company”) is a provider of equipment and services used for the drilling, evaluation, completion, production and intervention of oil and natural gas wells. The Company was originally incorporated in Delaware in 1972, and as a result of corporate reorganization in 2002, is now incorporated in Bermuda. The Company’s principal executive offices are located at 515 Post Oak Boulevard, Houston, Texas 77027 and there Internet address is www.weatherford.com. Many of the Company’s businesses, including those of Weatherford Enterra, have been operating for more than 50 years.

As at December 31, 2008, the Company operates in approximately 100 countries through approximately 800 service, sales and manufacturing locations, which are located in nearly all of the oil and natural gas producing regions in the world. The Company’s product offerings can be grouped into ten service lines: 1) artificial lift systems; 2) drilling services; 3) well construction; 4) drilling tools; 5) completion systems; 6) wireline and evaluation services; 7) re-entry and fishing; 8) stimulation and chemicals; 9) integrated drilling; and 10) pipeline and specialty services. In 2008, we finalized the divestiture of our oil and gas development and production business. At December 31, 2008, the Company employed approximately 50,000 employees

The linked share’s SEC file number is 001-31339.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$9.75	$7.83	$9.00
March 31, 2004	$11.78	$8.96	$10.51
June 30, 2004	$11.50	$9.92	$11.25
September 30, 2004	$12.89	$10.83	$12.76
December 31, 2004	$13.81	$12.16	$12.83
March 31, 2005	$15.33	$12.13	$14.49
June 30, 2005	$15.11	$11.91	$14.50
September 30, 2005	$17.84	$14.29	$17.17
December 30, 2005	$18.97	$14.25	$18.10
March 31, 2006	$23.10	$18.25	$22.88
June 30, 2006	$29.37	$22.13	$24.81
September 29, 2006	$25.85	$18.54	$20.86
December 29, 2006	$23.53	$19.13	$20.90
March 30, 2007	$23.45	$18.12	$22.55
June 29, 2007	$29.52	$22.52	$27.62
September 28, 2007	$34.95	$24.32	$33.59
December 31, 2007	$36.11	$28.77	$34.30
March 31, 2008	$36.83	$25.92	$36.24
June 30, 2008	$49.98	$34.97	$49.59
September 30, 2008	$49.76	$22.26	$25.14
December 31, 2008	$24.58	$7.75	$10.82
March 31, 2009	$14.47	$9.08	$11.07
June 30, 2009	$23.74	$10.50	$19.56
September 30, 2009	$23.00	$17.23	$20.73
October 27, 2009*	$20.92	$18.61	$18.87

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFT

Initial price: $18.87

Protection level: 75.00%

Protection price: $14.15

Physical delivery amount: 52 ($1,000/Initial price)

Fractional shares: 0.994171

Coupon: 12.00% per annum

Maturity: April 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.00%
+ 90%	6.00%		90.00%
+ 80%	6.00%		80.00%
+ 70%	6.00%		70.00%
+ 60%	6.00%		60.00%
+ 50%	6.00%		50.00%
+ 40%	6.00%		40.00%
+ 30%	6.00%		30.00%
+ 20%	6.00%		20.00%
+ 10%	6.00%		10.00%
+ 5%	6.00%		5.00%

0%	6.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-5.00%
- 10%	6.00%	-4.00%	-10.00%
- 20%	6.00%	-14.00%	-20.00%
- 30%	N/A	-24.00%	-30.00%
- 40%	N/A	-34.00%	-40.00%
- 50%	N/A	-44.00%	-50.00%
- 60%	N/A	-54.00%	-60.00%
- 70%	N/A	-64.00%	-70.00%
- 80%	N/A	-74.00%	-80.00%
- 90%	N/A	-84.00%	-90.00%
- 100%	N/A	-94.00%	-100.00%

United States Steel Corporation

According to publicly available information, United States Steel Corporation (the “Company”) is an integrated steel producer with major production operations in North America and Central Europe. An integrated producer uses iron ore and coke as primary raw materials for steel production. As of December 31, 2008, the Company has annual raw steel production capability of 31.7 million net tons and is the fifth largest steel producer in the world. . The Company is also engaged in several other business activities, most of which are related to steel manufacturing. These include the production of coke in both the North America and Central Europe; and the production of iron ore pellets from taconite, transportation services (railroad and barge operations), real estate operations, and engineering and consulting services in North America.

The linked share’s SEC file number is 1-16811.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$37.00	$18.54	$35.02
March 31, 2004	$40.15	$31.40	$37.27
June 30, 2004	$39.98	$25.23	$35.12
September 30, 2004	$39.98	$32.95	$37.62
December 31, 2004	$54.06	$32.15	$51.25
March 31, 2005	$63.90	$45.20	$50.85
June 30, 2005	$52.12	$34.05	$34.37
September 30, 2005	$45.95	$34.09	$42.35
December 30, 2005	$51.45	$33.59	$48.07
March 31, 2006	$64.47	$48.05	$60.68
June 30, 2006	$77.52	$56.15	$70.12
September 29, 2006	$70.66	$53.63	$57.68
December 29, 2006	$79.01	$54.18	$73.14
March 30, 2007	$101.60	$68.83	$99.17
June 29, 2007	$127.26	$99.07	$108.75
September 28, 2007	$116.37	$74.47	$105.94
December 31, 2007	$121.11	$85.05	$120.91
March 31, 2008	$128.30	$91.11	$126.87
June 30, 2008	$196.00	$122.00	$184.78
September 30, 2008	$180.57	$68.63	$77.61
December 31, 2008	$77.92	$20.73	$37.20
March 31, 2009	$41.30	$16.66	$21.13
June 30, 2009	$43.15	$20.18	$35.74
September 30, 2009	$51.65	$29.36	$44.37
October 27, 2009*	$45.86	$36.84	$37.41

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: X

Initial price: $37.41

Protection level: 70.00%

Protection price: $26.19

Physical delivery amount: 26 ($1,000/Initial price)

Fractional shares: 0.730821

Coupon: 14.75% per annum

Maturity: April 30, 2010

Dividend yield: 1.87% per annum

Coupon amount per monthly: $12.29

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.375%		100.94%
+ 90%	7.375%		90.94%
+ 80%	7.375%		80.94%
+ 70%	7.375%		70.94%
+ 60%	7.375%		60.94%
+ 50%	7.375%		50.94%
+ 40%	7.375%		40.94%
+ 30%	7.375%		30.94%
+ 20%	7.375%		20.94%
+ 10%	7.375%		10.94%
+ 5%	7.375%		5.94%

0%	7.375%		0.94%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.375%	2.38%	-4.06%
- 10%	7.375%	-2.625%	-9.06%
- 20%	7.375%	-12.625%	-19.06%
- 30%	7.375%	-22.625%	-29.06%
- 40%	N/A	-32.625%	-39.06%
- 50%	N/A	-42.625%	-49.06%
- 60%	N/A	-52.625%	-59.06%
- 70%	N/A	-62.625%	-69.06%
- 80%	N/A	-72.625%	-79.06%
- 90%	N/A	-82.625%	-89.06%
- 100%	N/A	-92.625%	-99.06%